EXHIBIT 99.1

RealBiz Media Group, Inc.

9841 Washingtonian Blvd, #390

Gaithersburg, MD 20878

July ___, 2018

Dear Stockholder of RealBiz Media Group, Inc.:

I am pleased to inform you that the board of directors of RealBiz Media Group, Inc., or “RealBiz,” approved the spin-off of Nestbuilder.com Corp., or “Nestbuilder,” a wholly owned subsidiary of RealBiz. Upon completion of the spin-off, RealBiz stockholders will own 100% of the outstanding shares of common stock of Nestbuilder. Nestbuilder will be engaged in the business of providing digital media and marketing services for the real estate industry.

We believe that separating Nestbuilder from RealBiz so that Nestbuilder can operate as an independent, publicly owned company is in the best interests of both RealBiz and Nestbuilder. The spin-off will permit both companies to benefit from sharpened strategic fit and focus; more efficient capital allocation; increased management focus; tailored recruiting, retention and incentive plans consistent with each company’s priorities; and improved investor understanding of the business strategy and operating results of each company.

The spin-off will be completed by way of a pro rata distribution of Nestbuilder common stock to our stockholders of record as of 5:00 p.m., Eastern time, on July 2, 2018, the spin-off record date. Each RealBiz stockholder will receive one share of Nestbuilder common stock for every 900 shares of RealBiz common stock held by such stockholder on the record date. The distribution of these shares will be made in book-entry form, which means that no physical share certificates will be issued. No fractional shares of Nestbuilder common stock will be issued. Instead, you will receive a check that represents cash in lieu of fractional shares, calculated based on $0.12 per share.

We expect that your receipt of shares of Nestbuilder common stock in the spin-off will be tax-free for United States (“U.S.”) federal income tax purposes, except to the extent of any cash received in lieu of fractional shares. You should consult your own tax advisor as to the particular tax consequences of the distribution to you, including potential tax consequences under state, local and non-U.S. tax laws.

Stockholder approval of the distribution is not required, nor are you required to take any action to receive your shares of Nestbuilder common stock. Immediately following the spin-off, you will own common stock in RealBiz and Nestbuilder.

The enclosed information statement, which we are providing to all RealBiz stockholders of record as of 5:00 p.m., Eastern time, on July 2, 2018, describes the spin-off in detail and contains important information about Nestbuilder, including its financial statements. We urge you to read this information statement carefully.

We thank you for your continued support of RealBiz.

Yours sincerely,

RealBiz Media Group, Inc.

Nestbuilder.com Corp.

201 W. Passaic Street, Suite 301

Rochelle Park, NJ, 07662

July ___, 2018

Dear Stockholder of Nestbuilder.com Corp.:

It is our pleasure to welcome you as a stockholder of our company. We will be engaged in the business of providing digital media and marketing services for the real estate industry. Our strategy as an independent company is to maximize value to our stockholders by building on our current strengths and capitalizing on the opportunities we see in the market where we believe we can be competitive and achieve growth.

As an independent, publicly owned company, we believe that we will benefit from sharpened strategic fit and focus; more efficient capital allocation; increased management focus; tailored recruiting, retention and incentive plans consistent with our company’s priorities; and improved investor understanding of the business strategy and operating results of our company.

We invite you to learn more about our company by reviewing the enclosed information statement. We look forward to our future as an independent, publicly owned company and to your support as a holder of Nestbuilder common stock.

Very truly yours,

Alex Aliksanyan
President
Nestbuilder.com Corp.

DATED JULY 23, 2018

INFORMATION STATEMENT

Nestbuilder.com Corp.

Common Stock

(par value $0.0001 per share)

We are sending this information statement to you in connection with the separation of Nestbuilder.com Corp., a Nevada corporation (“Nestbuilder”) from RealBiz Media Group, Inc., a Delaware corporation (“RealBiz”), following which Nestbuilder will be an independent, publicly owned company. As part of the separation, RealBiz has formed Nestbuilder as a wholly-owned subsidiary and contributed certain assets and liabilities to Nestbuilder. RealBiz will complete the separation by distributing all of its shares of Nestbuilder common stock on a pro rata basis to the holders of RealBiz common stock. We refer to this pro rata distribution as the “distribution” and we refer to the separation, including the contribution of assets and liabilities and distribution, as the “spin-off.” We expect that the receipt of shares of Nestbuilder common stock by RealBiz stockholders in the distribution will be tax-free for United States (“U.S.”) federal income tax purposes, except to the extent of any cash received in lieu of fractional shares. Every holder of a share of RealBiz common stock outstanding as of 5:00 p.m., Eastern Time, on July 2, 2018, the record date for the distribution, will receive one share of Nestbuilder common stock for every 900 shares of RealBiz common stock held. The distribution of shares will be made in book-entry form. RealBiz will not distribute any fractional shares of Nestbuilder common stock. Instead, you will receive a check that represents cash in lieu of fractional shares, calculated based on $0.12 per share. The distribution will be effective as of 12:01 a.m., Eastern Time, on July 31, 2018. Immediately after the distribution becomes effective, we will be an independent, publicly owned company.

No vote or action of RealBiz stockholders is required in connection with the spin-off. We are not asking you for a proxy. RealBiz stockholders will not be required to pay any consideration for the shares of Nestbuilder common stock they receive in the spin-off, and they will not be required to surrender or exchange shares of their RealBiz common stock or take any other action in connection with the spin-off.

RealBiz currently owns all of the outstanding shares of Nestbuilder common stock. Accordingly, there is no current trading market for Nestbuilder common stock. In addition, we currently have no intention to apply to list Nestbuilder common stock on any securities exchange. Consequently, we do not expect a trading market to develop in the Nestbuilder common stock.

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In reviewing this information statement, you should carefully consider the matters described under “Risk Factors“ for a discussion of certain factors that should be considered by recipients of Nestbuilder common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement is not an offer to sell, or a solicitation of an offer to buy, any securities.

The date of this information statement is July 23, 2018.

This information statement was first mailed to RealBiz stockholders on or about July ___, 2018.

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SUMMARY

This summary highlights information contained in this information statement and provides an overview of our company, our separation from RealBiz and the distribution of Nestbuilder.com Corp. common stock by RealBiz to its stockholders. For a more complete understanding of our business and the spin-off, you should read this entire information statement carefully, particularly the discussion set forth under “Risk Factors,” and our financial statements and the respective notes to those statements appearing elsewhere in this information statement. Except as otherwise indicated or unless the context otherwise requires, “Nestbuilder,” “Company,” “our business,” “we,” “us” and “our” refer to Nestbuilder.com Corp., and “RealBiz” and “Parent” refer to RealBiz Media Group, Inc., its predecessors and its consolidated subsidiaries, other than, for all periods following the separation, Nestbuilder.

Our Company

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees (video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). We were formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Home Preview Channel /Extraordinary Vacation Homes) division; and (iii) our Real Estate Virtual Tour and Media group (Realbiz 360). The assets of these divisions were used to create a new suite of real estate products and services that create stickiness through the utilization of video, social media and loyalty programs. At the core of our programs is our proprietary video creation technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video search, storage and marketing capabilities on multiple platform dynamics for web and mobile. Once a home, personal or community video is created using our proprietary technology, it can be published to social media, email or distributed to multiple real estate websites.

Other Information

We were incorporated in the State of Nevada on January 10, 2017. Our principal executive offices are located at 201 W. Passaic Street, Suite 301, Rochelle Park, NJ 07662. Our telephone number is (201) 845-7001. Our website address is www.nestbuilder.com. Information contained on our website does not and will not constitute part of this information statement or the registration statement on Form 10 of which this information statement is a part.

Change in Fiscal Year-End

On October 28, 2017, our Board of Directors approved a change of our fiscal year-end from a fiscal year-end of October 31 to a fiscal year-end of November 30. In connection with the change of our fiscal year-end, we had a 30-day transition period from November 1, 2017 to November 30, 2017.

Overview of the Separation

We were formed for the purpose of receiving certain assets and liabilities of RealBiz in furtherance of the spin-off described in that certain Agreement dated December 12, 2016, as amended and restated by that certain Amended and Restated Agreement dated January 2, 2017, by and among RealBiz, Anshu Bhatnagar and Alex Aliksanyan (the “Amended Agreement”), and that certain Memorandum of Understanding dated December 29, 2016 between Mr. Bhatnagar and Mr. Aliksanyan (the “MOU”).

Following our formation, a dispute arose between Mr. Bhatnagar and Mr. Aliksanyan with regard to control of a bank account set aside per the Amended Agreement and the MOU to hold cash related to the business operations to be spun-off. On April 14, 2017, Mr. Aliksanyan filed an Emergency Motion for Temporary Restraining Order in the Circuit Court for Montgomery County, Maryland (case number 431801-V). On April 17, 2017, the Court issued a Temporary Restraining Order preventing Mr. Bhatnagar from taking any action that was not in conformity with the terms of the Amended Agreement and the MOU.

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On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. Mr. Bhatnagar, in his capacity as an individual, entered into the Spin-Off Agreement for the sole purpose of agreeing to sell back to Nestbuilder for nominal consideration any shares he and his affiliates might receive in the distribution described below, as set forth in Section 2.3 of the Spin-Off Agreement, which section was subsequently amended as described below. Pursuant to the Spin-Off Agreement, Nestbuilder and RealBiz agreed, among other things, to use commercially reasonable efforts to effectuate a pro rata distribution of Nestbuilder common stock to RealBiz stockholders. In addition, in furtherance of the separation and distribution described in the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets, including all tangible and intangible assets related to its digital media and marketing services for the real estate industry.

On January 24, 2018, the board of directors of RealBiz authorized and approved (i) the pro rata distribution of NestBuilder common stock to the stockholders of RealBiz (the “Spin Off Dividend”) with a record date to be the close of business on such date which is the first Friday following the date on which the SEC declares the registration statement on Form 10 filed by NestBuilder and the Information Statement attached thereto effective (the “Record Date”) and no stop order suspending that effectiveness is in effect, and no proceedings for such purpose are pending before or threatened by the SEC; (ii) a distribution date of the Spin-Off Dividend on the third Friday following the Record Date; and (iii) the following distribution ratio with respect to the Spin Off Dividend: Each holder of common stock of RealBiz will receive one share of Nestbuilder common stock for every 300 shares of common stock of RealBiz held on the Record Date. NestBuilder’s registration statement on Form 10 automatically became effective on February 20, 2018. On April 3, 2018, the board of directors of RealBiz authorized and approved the new record date of April 25, 2018 and the new distribution date of May 18, 2018 in order to provide additional time for the completion of the Securities and Exchange Commission’s review of the registration statement on Form 10 filed by NestBuilder and the Information Statement attached thereto and the delivery of proper notice of the Spin Off Dividend to the Financial Industry Regulatory Authority. In order to provide additional time for the Securities and Exchange Commission and Financial Industry Regulatory Authority to complete their reviews, Nestbuilder and RealBiz determined it was necessary to change the record date and the distribution date again. On June 28, 2018, the board of directors of RealBiz authorized and approved July 2, 2018 as the new record date for the Spin Off Dividend. On July 20, 2018, the board of directors of RealBiz authorized and approved a new distribution date and a new distribution ratio for the Spin Off Dividend. The distribution date is July 31, 2018 and the new distribution ratio is 1-for-900, such that RealBiz shareholders will receive one share of Nestbuilder common stock for every 900 shares of common stock of RealBiz held on the record date. As stated above, the board of directors of RealBiz authorized and approved Spin Off Dividend on January 24, 2018.

On January 29, 2018, Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar entered into that certain First Amendment to Contribution and Spin-Off Agreement dated as of January 29, 2018 (the “First Amendment”), whereby Section 2.3 of the Spin-Off Agreement was amended so that Mr. Bhatnagar is required to sell shares he and his affiliates receive in the distribution of Nestbuilder common stock to RealBiz stockholders only upon delivery of written notice by Nestbuilder to Mr. Bhatnagar requesting such sale back to Nestbuilder, which notice cannot be given less than 60 days after the distribution. On July 2, 2018, there were approximately 909,686,522 shares of RealBiz common stock issued and outstanding. Based on the foregoing, if Mr. Bhatnagar were to convert all of his Series A Convertible Preferred Stock and Series C Convertible Preferred Stock on or prior to the record date for the distribution, he would receive shares of Nestbuilder common stock equal to approximately 1.10% of the total shares of Nestbuilder common stock distributed to RealBiz stockholders in the distribution. Consequently, if we were to elect to deliver written notice to Mr. Bhatnagar requesting that he sell his shares of Nestbuilder common stock received in the distribution back to us, such sale would not result in a change of control of Nestbuilder. The ownership ratios of the other holders of Nestbuilder common stock would increase pro rata by the amount of stock purchased from Mr. Bhatnagar by us.

Summary of the Spin-Off

The following is a summary of the material terms of the spin-off and related transactions. Please see “The Spin-Off” for a more detailed description of the matters described below.

Distributing Company	RealBiz Media Group, Inc., a Delaware corporation. After the distribution, RealBiz will not own any shares of Nestbuilder and will continue to own and operate its other businesses.

Distributed Company

Nestbuilder.com Corp., a Nevada corporation and currently a direct, wholly owned subsidiary of RealBiz. Nestbuilder was incorporated in Nevada on January 10, 2017 for the purpose of holding RealBiz’s digital media and marketing services business in connection with the distribution. After the spin-off, Nestbuilder will be an independent, publicly owned company.

Distributed Securities	All of the shares of Nestbuilder common stock owned by RealBiz, which will be 100% of Nestbuilder common stock issued and outstanding immediately prior to the distribution.

Record Date	The record date for the distribution is July 2, 2018.

Distribution Date	The distribution date is July 31, 2018.

Contribution of Assets

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. The Spin-Off Agreement was amended by that certain First Amendment to Contribution and Spin-Off Agreement dated as of January 29, 2018. Pursuant to the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets and liabilities, including all tangible and intangible assets related to its digital media and marketing services for the real estate industry.

Distribution Ratio

Each holder of RealBiz common stock, par value $0.001 per share (“RealBiz common stock”) will receive one share of Nestbuilder common stock for every 900 shares of RealBiz common stock held on the close of business on July 2, 2018.

The Distribution

On the distribution date, RealBiz will release all shares of our common stock to the distribution agent to distribute to RealBiz stockholders. The shares will be distributed in book-entry form, which means that no physical share certificates will be issued. We expect that it will take the distribution agent one day to electronically issue shares of our common stock to you or to your bank or brokerage firm on your behalf by way of direct registration in book-entry form. Following the spin-off, stockholders who hold their shares in book-entry form may request that their shares be transferred to a brokerage or other account at any time. You will not be required to make any payment, surrender or exchange your shares of RealBiz common stock or take any other action to receive your shares of our common stock.

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Fractional Shares

The distribution agent will not distribute any fractional shares of our common stock to RealBiz stockholders, but will instead issue a check that represents cash in lieu of fractional shares, calculated based on $0.12 per share, which amount represents management’s good faith estimate of the price per share value of Nestbuilder’s common stock.

Conditions to the Spin-Off

Completion of the spin-off is subject to the satisfaction of the following conditions: Our registration statement on Form 10 (“Registration Statement on Form 10”), of which this information statement is a part, has become effective under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no stop order suspending that effectiveness is in effect, and no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission (the “SEC”).

Trading Market	We currently have no intention to apply to list our common stock on any securities exchange, and we do not expect a trading market to develop in those shares.

U.S. Federal Income Tax Consequences

We expect the distribution to be treated, for U.S. federal income tax purposes, as a distribution described in Section 355(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If so treated, no gain or loss will be recognized by, and no amount will be included in the income of, a U.S. Holder, as defined below, as a result of the distribution. See “The Spin-Off – U.S. Federal Income Tax Consequences of the Spin-Off” for further information regarding the potential tax consequences of the Spin-Off to you.

We urge each stockholder to consult his, her or its tax advisor as to the specific tax consequences of the distribution to such stockholder, including the effect of any state, local or non-U.S. tax laws and of changes in applicable tax laws.

Relationship with RealBiz After the Spin-Off	Following the spin-off, Nestbuilder will be a separate company from RealBiz, and RealBiz will not retain any ownership interest in Nestbuilder.

Dividend Policy

We do not currently intend to pay dividends. Our Board will establish our dividend policy based on our financial condition, results of operations and capital requirements, as well as applicable law, regulatory constraints, industry practice and other business considerations that our Board considers relevant. In addition, the terms of the agreements governing debt that we may incur or preferred stock that we may issue in the future may limit or prohibit the payments of dividends. For more information, see “Dividend Policy.”

Transfer Agent	We anticipate that American Stock Transfer & Trust Company, LLC will be the transfer agent and registrar for the shares of our common stock.

Risk Factors

We face both general and specific risks and uncertainties relating to our business, our relationship with RealBiz and our being an independent, publicly owned company. We also are subject to risks relating to the spin-off. You should carefully read “Risk Factors”.

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QUESTIONS AND ANSWERS ABOUT NESTBUILDER AND THE SPIN-OFF

The following provides only a summary of the terms of the spin-off. For a more detailed description of the matters described below, see “The Spin-Off.”

Q: What is the spin-off?

A: The spin-off is the method by which Nestbuilder will separate from RealBiz. To complete the spin-off, RealBiz will distribute to its stockholders all of the shares of Nestbuilder common stock. We refer to this as the distribution. Following the spin-off, Nestbuilder will be a separate company from RealBiz, and RealBiz will not retain any ownership interest in Nestbuilder. The number of shares of RealBiz common stock you own will not change as a result of the spin-off.

Q: What is Nestbuilder?

A: Nestbuilder is a wholly owned subsidiary of RealBiz whose shares will be distributed to RealBiz stockholders if we complete the spin-off. After we complete the spin-off, Nestbuilder will be an independent public company, providing digital media and marketing services for the real estate industry.

Q: What will I receive in the spin-off?

A: As a holder of RealBiz stock, you will retain your RealBiz shares and will receive one share of Nestbuilder common stock for every 900 shares of RealBiz common stock you own as of the record date. Your proportionate interest in RealBiz will not change as a result of the spin-off. For a more detailed description, see “The Spin-Off.”

Q: When is the record date for the distribution?

A: The record date for the distribution is July 2, 2018.

Q: When will the distribution occur?

A: The distribution date of the spin-off is July 31, 2018. Nestbuilder expects that it will take the distribution agent, acting on behalf of RealBiz, up to two days after the distribution date to fully distribute the shares of Nestbuilder common stock to RealBiz stockholders.

Q: What are the reasons for and benefits of separating Nestbuilder from RealBiz?

A: RealBiz believes the spin-off will provide a number of benefits, including: sharpened strategic fit and focus for each company; more efficient capital allocation for each company; increased management focus at each company; tailored recruiting, retention and incentive plans consistent with each company’s priorities; and improved investor understanding of the business strategy and operating results of each company. For a more detailed discussion of the reasons for the spin-off, see “The Spin-Off—Reasons for the Spin-Off.”

Q: What is being distributed in the spin-off?

A: Approximately 1,010,647 shares of Nestbuilder common stock will be distributed in the spin-off, based on a total of 909,686,522 issued and outstanding shares of RealBiz common stock as of July 2, 2018, and including the shares of RealBiz common stock underlying Monaker Group, Inc.’s 44,470,101 shares of RealBiz Series A Convertible Preferred Stock. The shares of Nestbuilder common stock to be distributed by RealBiz will constitute all of the issued and outstanding shares of Nestbuilder common stock immediately prior to the distribution. For more information on the shares being distributed in the spin-off, see “Description of Capital Stock.”

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Q: What do I have to do to participate in the spin-off?

A: You do not need to take any action, although we urge you to read this entire document carefully. No stockholder approval of the distribution is required or sought. You are not being asked for a proxy. No action is required on your part to receive your shares of Nestbuilder common stock. You will not be required to pay anything for the new shares or to surrender any shares of RealBiz common stock to participate in the spin-off.

Q: How will fractional shares be treated in the spin-off?

A: Fractional shares of Nestbuilder common stock will not be distributed. Instead, shareholders will receive a check that represents cash in lieu of fractional shares, calculated based on $0.12 per share, which amount represents management’s good faith estimate of the price per share value of Nestbuilder’s common stock.

Q: Will the spin-off be taxable to RealBiz stockholders?

A: We expect the spin-off to be treated, for U.S. federal income tax purposes, as a transaction described in Section 355 of the Code. If so treated, no gain or loss will be recognized by, and no amount will be included in the income of, a U.S. Holder as a result of the distribution. We describe the material tax consequences of the spin-off to stockholders in more detail under “The Spin-Off—U.S. Federal Income Tax Consequences of the Spin-Off.”

Q: Will the Nestbuilder common stock be listed on a stock exchange?

A: No. We currently have no intention to apply to list Nestbuilder common stock on any securities exchange, and we do not expect a trading market to develop in those shares.

Q: Will my shares of RealBiz common stock continue to trade?

A: Yes. RealBiz common stock will continue to be quoted on the OTC Markets (QB Marketplace Tier), an inter-dealer automated quotation system for equity securities, under the symbol “RBIZ.”

Q: What will the relationship be between RealBiz and Nestbuilder after the spin-off?

A: Following the spin-off, we will be an independent, publicly owned company and RealBiz will have no continuing stock ownership interest in us.

Q: What will Nestbuilder’s dividend policy be after the spin-off?

A: We do not currently intend to pay dividends. Our Board will establish our dividend policy based on our financial condition, results of operations and capital requirements, as well as applicable law, regulatory constraints, industry practice and other business considerations that our Board considers relevant. In addition, the terms of the agreements governing our new debt or debt that we may incur or preferred stock we may issue in the future may limit or prohibit the payments of dividends. For more information, see “Dividend Policy.”

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Q: What are the risks associated with the spin-off?

A: There are a number of risks associated with the spin-off and ownership of Nestbuilder common stock. We discuss these risks under “Risk Factors”.

Q: Where can I get more information?

A. If you have any questions relating to the mechanics of the distribution, you should contact the distribution agent at:

Distribution Agent: American Stock Transfer & Trust Company, LLC

Phone: (800) 937-5449

Before completion of the spin-off, if you have any questions relating to the spin-off, you should contact RealBiz at:

RealBiz Media Group, Inc.

9841 Washingtonian Blvd, Ste. #390

Gaithersburg, MD 20878

Attn: Chief Executive Officer

Phone: (201) 845-7001

Email: tomg@realbizmedia.com

After completion of the spin-off, if you have any questions relating to Nestbuilder, you should contact Nestbuilder at:

Nestbuilder.com Corp.

201 W. Passaic Street, Suite 301

Rochelle Park, NJ 07662

Attn: Alex Aliksanyan, President

Phone: (201) 845-7001

Email: alexicruise@yahoo.com

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RISK FACTORS

You should carefully consider each of the following risks, which we believe are the principal risks that we face and of which we are currently aware, and all of the other information in this information statement. Some of the risks described below relate to our business, while others relate to the spin-off. Other risks relate principally to the ownership of our common stock.

Should any of the following risks develop into actual events, our business, financial condition or results of operations could be materially and adversely affected and you could lose all or part of your investment.

Risks Relating to Our Business

We have no history of profitability.

Our business has never generated a yearly profit. As a young company, we are subject to all of the risks associated with a new business enterprise. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, especially in challenging and competitive industries such as residential real estate and mortgage brokerage and particularly in light of current general economic, real estate and credit market conditions.

We do not yet have a significant operating history which would provide you with meaningful information about our past or future operations. The Company has not yet achieved positive cash flow on a monthly basis during any fiscal year including the current fiscal year ending October 31, 2017 and there is significant risk to the survival of the enterprise.

There is substantial doubt about our ability to continue as a going concern.

We have had net losses for the years ended October 31, 2017 and 2016. Since the financial statements were prepared assuming that we would continue as a going concern, these conditions coupled with our current liquidity position raise substantial doubt about our ability to continue as a going concern. Furthermore, since we are pursuing new products and services, this diminishes our ability to accurately forecast our revenues and expenses. We expect that our ability to continue as a going concern depends, in large part, on our ability to generate sufficient revenues, limit our expenses without sacrificing customer service, and obtain necessary financing. If we are unable to raise additional capital, we may be forced to discontinue our business.

We will require additional financing in the future, but such financing may not be available to us.

If adequate funds are not available on acceptable terms, we may be unable to fund the operation of our business. As a result, we would likely be forced to dramatically alter or cease operations. To date, our revenues from operations have not generated cash flow sufficient to finance our operations and growth. We will require as a result significant additional capital to continue our operations. There can be no assurance given that we will be able to secure additional financing in the future.

We critically rely on our executive management, and the loss of certain members of management would materially and negatively affect us.

Our success materially depends upon the efforts of our management and other key personnel, including but not limited to our President, Alex Aliksanyan. If we lose the services of any of these members of management, our business would be materially and adversely affected. We have not entered into formal employment services and non-competition agreements with Mr. Aliksanyan and our Treasurer, Thomas M. Grbelja. Furthermore, we do not have “key person” life insurance, and we do not presently intend to purchase such insurance.

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Our future success also depends upon our ability to attract and retain highly qualified management personnel and other employees. Any difficulties in obtaining, retaining and training qualified employees could have a material adverse effect on our results of operation or financial condition. The process of identifying such personnel with the combination of skills and attributes required to carry out our strategy is often lengthy. Any difficulties in obtaining and retaining qualified managers and employees could have a material adverse effect on our results of operation or financial condition.

We may be unable to obtain sufficient market acceptance of our services.

The market for residential real estate sales is well-established. However, the market for non-traditional residential real estate sales is relatively new, developing and even more uncertain. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for products and services are subject to tremendous uncertainty. Our future growth and financial performance will almost entirely depend upon consumers’ acceptance of our products and services. In this regard, the failure of advertisers to accept our model or the inability of our services to satisfy consumer expectations, would have a material adverse effect on our business, and could cause us to cease operations.

We rely on third parties for key aspects of the process of providing services to our customers, and any failure or interruption in the services provided by these third parties could harm our ability to operate our business and damage our reputation.

We rely on third-party vendors, including website providers and information technology vendors. Any disruption in access to the websites developed and hosted by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little or no control over all of these third-party vendors, which increases our vulnerability to problems with the services they provide.

In addition, we license technology and related databases from third parties to facilitate aspects of our website and connectivity operations. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could materially and negatively impact our relationship with our customers and adversely affect our brand and our business. It is possible that such errors, failures, interruptions or delays could even expose us to liabilities to our customers or other third parties.

Interruption or failure of our information technology and communications systems would impair our ability to effectively provide our services, which could in turn damage our reputation and harm our business.

Our ability to provide our services critically depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems would likely result in interruptions in our service to customers and the closings of real estate transactions from which we principally derive revenue. Accordingly, interruptions in our service would likely reduce our revenues and profits, and our brand could be damaged, perhaps irreparably, if people believe our system and services are unreliable.

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To our knowledge, our systems are vulnerable to damage or interruption from terrorist or malicious attacks, floods, tornados, fires, power loss, telecommunications failures, computer viruses and other attempts to harm our systems, and similar types of events. Our data centers are subject to break-ins, sabotage and intentional acts of vandalism, and to other potential disruptions. Some of our systems are not fully redundant (i.e., backed up), and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, or a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers, could result in lengthy interruptions in our service. Any unscheduled interruption in our service would likely place a burden on our entire organization and result in an immediate loss of revenue. The steps we have taken to increase the reliability and redundancy of our systems are expensive, reduce our operating margin and even then may not be successful in reducing the frequency or duration of unscheduled downtime.

Our operations are dependent upon our ability to protect our intellectual property, which could be costly.

Our technology is the cornerstone of our business and our success will depend in part upon protecting any technology we use or may develop from infringement, misappropriation, duplication and discovery, and avoiding infringement and misappropriation of third party rights. Our intellectual property is essential to our business, and our ability to compete effectively with other companies depends on the proprietary nature of our technologies. We do not have patent protection for our proprietary video on demand technology. We rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen its competitive position. Although we intend to have confidentiality provisions in the agreements we enter into with our employees and independent contractors, there can be no assurance that such agreements can fully protect our intellectual property, be enforced in a timely manner or that any such employees or consultants will not violate their agreements with us.

Furthermore, we may have to take legal action in the future to protect our trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and there can be no assurance that such actions will be successful. The invalidation of key proprietary rights which we own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

If we cannot adequately protect our intellectual property rights, our competitors may be able to compete more directly with us, which could adversely affect our competitive position and, as a result, our business, financial condition and results of operations.

We are required to comply with governmental regulations, which will increase our costs and could prohibit us from conducting business in certain jurisdictions.

We are subject to governmental regulation by federal, state and local regulatory authorities with respect to our real estate business. Governmental bodies may change the regulatory framework within which we intend to operate, without providing any recourse for adverse effects that the change may have on our business.

We can give no assurance that we will be able to comply with existing laws and regulations, that additional regulations that harm our business will not be adopted, or that we will continue to maintain our licenses, approvals or authorizations. Our failure to comply with applicable laws and regulations, or the adoption of new laws and regulations restricting our intended operations, could have a material adverse effect on our business and could cause us to cease operations.

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The efforts of the National Association of Realtors or other organizations could prevent us from operating our business, and could lead to the imposition of significant restrictions on our operations.

The National Association of Realtors, which represents real estate brokerages, has issued rules that attempt to block access of web-assisted real estate companies to the Multiple Listing System (MLS) and may adopt additional rules intended to reduce or eliminate competition from web-assisted (online) discount real estate businesses such as ours. Our business is dependent upon the ability to access the MLS to be competitive. We can give no assurance that the National Association of Realtors will not be successful in preventing our access to the MLS, or that it or another organization will not be successful in adopting rules or imposing other restrictions on web-assisted real estate businesses such as ours. Such adoption or imposition of regulations or restrictions would have a material adverse effect on our business.

Competition in the traditional and online residential real estate industry is intense.

The residential real estate industry is highly competitive. We believe that important competitive factors in this industry include (but are not limited to) price, service, and ease of use. We presently face competition from numerous companies engaged in traditional residential real estate marketing services and we expect online competition to increase in the future from existing and new competitors. Most of our current and potential competitors have substantially greater financial, marketing and technical resources than us, as well as significant operating histories. Accordingly, we may not be able to compete successfully against new or existing competitors. Furthermore, competition may reduce the prices we are able to charge for our services, thereby potentially lowering revenues and margins, which would likely have a material adverse effect on our results of operation and financial condition.

The online residential real estate industry is subject to significant and rapid technological change.

The online residential real estate industry is subject to rapid innovation and technological change, shifting customer preferences, new service introductions and competition from traditional real estate brokerage firms. Competitors in this market have frequently taken different strategic approaches and have launched substantially different products or services in order to exploit the same perceived market opportunity. Although we believe that we are offering a unique solution, there can be no assurance that our services will be competitive technologically or otherwise, or that any other services developed by us will be competitive.

Our ability to compete in this industry will depend upon, among other things, broad acceptance of our services and on our ability to continually improve current and future services we may develop to meet changing customer requirements. There can be no assurance that we will successfully identify new service or product opportunities and develop and bring to the market new and enhanced solutions in a timely manner, that such products or services will be commercially successful, that we will benefit from such development, or that products and services developed by others will not render our products and services noncompetitive or obsolete. If we are unable to penetrate markets in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced products or services do not achieve a significant degree of market acceptance, our business would be materially and adversely affected.

We may be impacted by general economic conditions within the United States residential real estate market.

The residential real estate market has experienced vast fluctuations in recent times. In some years, real estate home sales are brisk, while in other years the residential real estate market has been stagnant. Our ability to attract home sellers and buyers to use our website will, in part, depend upon consumers’ willingness in general to buy or sell a home. When consumers sense that the overall economy is not doing well, they are less likely to make an expensive purchase such as a home.

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We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in the value of our common stock.

Our initial evaluation of our internal controls resulted in our conclusion that our disclosure controls and procedures and that our internal control over financial reporting were not effective. Effective internal controls are necessary for us to provide reliable financial reports. All internal control systems, no matter how well designed, have inherent limitations. Even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. In our case, our failure to achieve and maintain an effective internal control environment could cause us to be unable to produce reliable financial reports or prevent fraud. This may cause investors to lose confidence in our reported financial information, which could in turn have a material adverse effect on the value of our common stock.

Our lack of an independent audit committee and audit committee financial expert at this time may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee without undue influence from management and until we establish such committee will prevent us from obtaining a listing on a national securities exchange.

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee. Our full board of directors functions as our audit committee and is currently comprised of one director, who is not considered to be “independent” in accordance with the requirements set forth in NASDAQ Listing Rule 5605(a)(2). An independent audit committee plays a crucial role in the corporate governance process, assessing our Company’s processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the responsibilities of an audit committee without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

Our board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors acts as the compensation committee and determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that our executive officer on the board may have influence over his personal compensation and benefits levels that may not be commensurate with our financial performance.

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We are obligated to indemnify RealBiz against certain damages, costs and expenses.

In connection with our separation from RealBiz, we entered into a Contribution and Spin-Off Agreement dated as of October 27, 2017 (the “Spin-Off Agreement”) between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. Mr. Bhatnagar, in his capacity as an individual, entered into the Spin-Off Agreement for the purpose of agreeing to become personally contractually obligated to fulfill only Section 2.3 of the Spin-Off Agreement. Pursuant to the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain assets and liabilities related to its digital media and marketing services for the real estate industry. In addition, RealBiz contributed to Nestbuilder all right, title and interest in and to the following lawsuits (collectively, the “Monaker Lawsuits”): (a) the lawsuit filed by RealBiz against Monaker Group, Inc. (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-61017-FAM); (b) the lawsuit filed by Monaker against RealBiz in October 2016 in the 17th Judicial Circuit for Broward County, Florida (Case No. CACE-16-019818); and, (c) the lawsuit filed by Monaker against RealBiz in November 2016 in the United States District Court for the Southern District of Florida (Case No. 1:16-cv-24978-DLG).

Under the Spin-Off Agreement, we are required to indemnify RealBiz against damages, costs and expenses resulting from the Monaker Lawsuits. Additionally, under the Spin-Off Agreement, we are required to indemnify RealBiz against damages, costs and expenses resulting from events occurring at RealBiz prior to January 2, 2017. As a result, if there is an unsuccessful outcome in any of the Monaker Lawsuits, or if an event occurring at RealBiz prior to January 2, 2017 results in liability for which RealBiz is obligated to pay, then we may be subject to substantial liabilities from our indemnification obligations, which could materially adversely affect our financial condition and our ability to continue as a going concern.

On December 22, 2017, a Settlement Agreement (the “Settlement Agreement”) was entered into by and between Monaker Group, Inc., a Nevada Corporation (“Monaker”), on the one hand, and RealBiz Media Group, Inc., a Delaware Corporation (“RealBiz”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), on the other hand, and further joined by NestBuilder.com Corp., a Nevada Corporation (“NestBuilder”), wherein Monaker agreed, among other things, to dismiss all claims related to the Monaker Lawsuits with prejudice and to provide a general release to RealBiz and Nestbuilder of all claims relating to the same. As part of the settlement, (i) on January 3, 2018, RealBiz reinstated 44,470,101 shares of Series A Convertible Preferred Stock (the “Monaker Reinstated RealBiz Preferred Stock”) and 10,559,890 shares of RealBiz common stock (the “Monaker Reinstated RealBiz Common Stock”) owned by Monaker prior to November 2016, which shares were in dispute in the Monaker Lawsuits; (ii) on December 26, 2017, Monaker paid $100,000 to Nestbuilder; (ii) Monaker retained 2,233,260 shares of the Monaker Reinstated RealBiz Common Stock and transferred 8,326,630 shares of the Monaker Reinstated RealBiz Common Stock to Nestbuilder, of which 1,665,326 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; (iii) on December 26, 2017, Monaker issued 20,000 shares of Monaker common stock to Nestbuilder, of which 7,000 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; and (iv) we agreed to issue 44,470,101 shares of our common stock to Monaker in connection with the distribution based on the shares of RealBiz common stock underlying the Monaker Reinstated RealBiz Preferred Stock, which shares of RealBiz common stock are subject to the distribution ratio of the distribution and would therefore result in the issuance of 148,234 shares of Nestbuilder common stock to Monaker in the distribution.

Risks Relating to the Spin-Off

The distribution may not be completed on the terms or timeline currently contemplated, if at all.

The spin-off was a material term of that certain Agreement dated December 12, 2016, as amended and restated by that certain Amended and Restated Agreement dated January 2, 2017, by and among RealBiz, Anshu Bhatnagar and Alex Aliksanyan (the “Amended Agreement”), and that certain Memorandum of Understanding dated December 29, 2016 between Mr. Bhatnagar and Mr. Aliksanyan (the “MOU”). Following our formation, a dispute arose between Mr. Bhatnagar and Mr. Aliksanyan with regard to control of a bank account set aside per the Amended Agreement and the MOU to hold cash related to the business operations to be spun-off. On April 14, 2017, Mr. Aliksanyan filed an Emergency Motion for Temporary Restraining Order in the Circuit Court for Montgomery County, Maryland (case number 431801-V). On April 17, 2017, the Court issued a Temporary Restraining Order preventing Mr. Bhatnagar from taking any action that was not in conformity with the terms of the Amended Agreement and the MOU. On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. Pursuant to the Spin-Off Agreement, Nestbuilder and RealBiz agreed, among other things, to use commercially reasonable efforts to effectuate a pro rata distribution of Nestbuilder common stock to RealBiz stockholders. If any of the parties to the Amended Agreement, the MOU or Spin-Off Agreement fail to fulfill their obligations with respect to the distribution, we cannot assure you that the spin-off will be completed.

In addition, we are actively engaged in planning for the distribution. We expect to incur expenses in connection with the distribution and any delays in the anticipated completion of the distribution may increase these expenses. Unanticipated developments could delay or negatively impact the distribution, including those related to the filing and effectiveness of appropriate filings with the SEC.

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Finally, RealBiz’s board of directors may decide, subject to the contractual obligations of RealBiz set forth in the Amended Agreement, the MOU or Spin-Off Agreement, at any time prior to the distribution not to proceed with the distribution. Therefore, we cannot assure you that the distribution will be completed. Until the consummation of the distribution, RealBiz’s board of directors will have discretion, subject to the contractual obligations of RealBiz set forth in the Amended Agreement, the MOU or Spin-Off Agreement, to determine and change the terms of the distribution, including the establishment of the record date, distribution date and distribution ratio.

We may be unable to achieve some or all of the benefits that we expect from the spin-off.

As an independent, publicly owned company, we believe that our business will benefit from, among other things, sharpened strategic fit and focus, more efficient capital allocation, increased management focus, tailored recruiting, retention and incentive plans consistent with our Company’s priorities and improved investor understanding of the business strategy and operating results of our Company. However, by separating from RealBiz, we may be more susceptible to market fluctuations and other adverse events than we would have been were we still a part of RealBiz. In addition, we may not be able to achieve some or all of the benefits that we expect to achieve as an independent company in the time in which we expect to do so, if at all.

If the distribution were to fail to qualify as a tax-free transaction under Section 355 of the Code, then the distribution could result in significant tax liabilities.

We have not received an opinion of tax counsel or an IRS Ruling regarding the U.S. federal income tax consequences to holders of RealBiz common stock as a result of the distribution. We believe the distribution will qualify as a tax-free transaction for U.S. federal income tax purposes under Section 355 of the Code. However, even if the distribution otherwise qualifies under Sections 355 of the Code, the distribution could result in a significant U.S. federal income tax liability to RealBiz (but not to holders of RealBiz common stock) under Section 355(e) of the Code if one or more persons acquires a 50% or greater interest (measured by vote or value) in the stock of RealBiz or in our stock as part of a plan or series of related transactions that includes the distribution. Current tax law generally creates a presumption that any acquisition of stock of RealBiz or our stock within two years before or after the distribution is part of a plan that includes the distribution, although the parties may be able to rebut that presumption. The process of determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to an analysis of the facts and circumstances of the particular case. RealBiz or we could incur significant U.S. federal income tax liabilities attributable to the distribution upon such a prohibited change in RealBiz or our ownership.

If the spin-off were to fail to qualify as a tax-free transaction under Sections 355 of the Code, then you will be taxed on your receipt of our stock.

The IRS and/or a court could determine the distribution to be taxable, in which case the tax consequences to you could be materially less favorable. In addition, certain future events that may or may not be within our control or the control of RealBiz, including certain purchases of RealBiz common stock or Nestbuilder common stock for cash or other property (other than certain tax-free stock for stock exchanges) after the distribution, could cause the spin-off not to qualify as a tax-free transaction under Section 355 of the Code. If the distribution does not qualify for tax-free treatment at the stockholder level, you will be taxed on the full value of our shares that you receive (without reduction for any portion of your tax basis in your RealBiz shares) as a dividend for U.S. federal income tax purposes to the extent of your pro rata share of RealBiz’s current and accumulated earnings and profits (as increased by any gain realized by RealBiz on the distribution), with any amount in excess of this being treated first as a return of capital that will reduce your basis in your shares of RealBiz common stock (but not below zero), and thereafter generally as a capital gain.

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We do not have a recent operating history as an independent company and our historical financial information may not be a reliable indicator of our future results.

The historical financial information we have included in this information statement was derived from RealBiz’s consolidated financial statements and does not necessarily reflect what our financial position, results of operations and cash flows would have been had we been a separate, stand-alone entity during the periods presented. RealBiz did not account for us, and we were not operated, as a single stand-alone entity for the periods presented. In addition, the historical information may not be indicative of what our results of operations, financial position and cash flows will be in the future. For example, following the spin-off, changes will occur in our cost structure, funding and operations, including changes in our tax structure and increased costs associated with becoming a public, stand-alone company.

The spin-off may expose us to potential liabilities arising out of state and federal fraudulent conveyance laws and legal dividend requirements.

The spin-off is subject to review under various state and federal fraudulent conveyance laws. Fraudulent conveyance laws generally provide that an entity engages in a constructive fraudulent conveyance when (1) the entity transfers assets and does not receive fair consideration or reasonably equivalent value in return, and (2) the entity (a) is insolvent at the time of the transfer or is rendered insolvent by the transfer, (b) has unreasonably small capital with which to carry on its business or (c) intends to incur or believes it will incur debts beyond its ability to repay its debts as they mature. An unpaid creditor or a party acting on behalf of a creditor (including without limitation a trustee or debtor-in-possession in a bankruptcy by us or RealBiz or any of our respective subsidiaries) may bring a lawsuit alleging that the spin-off or any of the related transactions constituted a constructive fraudulent conveyance. If a court accepts these allegations, it could impose a number of remedies, including without limitation, voiding our claims against RealBiz, requiring our stockholders to return to RealBiz some or all of the shares of our common stock issued in the spin-off, or providing RealBiz with a claim for money damages against us in an amount equal to the difference between the consideration received by RealBiz and the fair market value of our Company at the time of the spin-off.

The measure of insolvency for purposes of the fraudulent conveyance laws will vary depending on which jurisdiction’s law is applied. Generally, an entity would be considered insolvent if (1) the present fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities); (2) the present fair saleable value of its assets is less than its probable liabilities on its debts as such debts become absolute and matured; (3) it cannot pay its debts and other liabilities (including contingent liabilities and other commitments) as they mature; or (4) it has unreasonably small capital for the business in which it is engaged. We cannot dictate what standard a court would apply to determine insolvency or that a court would determine that we, RealBiz or any of our respective subsidiaries were solvent at the time of or after giving effect to the spin-off.

The distribution of our common stock and the separation of Nestbuilder from RealBiz are also subject to review under state corporate distribution statutes. The RealBiz board of directors does not expect to obtain any opinion concerning whether RealBiz and we each will be solvent at the time of the spin-off (including immediately after the payment of the dividend and the spin-off), will be able to repay our respective debts as they mature following the spin-off or will have sufficient capital to carry on our respective businesses. We cannot assure that a court would reach the conclusion that RealBiz or we were insolvent at the time of, or after giving effect to, the spin-off, or whether lawful funds were available for the separation and the distribution to RealBiz’s stockholders.

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A court could require that we assume responsibility for obligations allocated to RealBiz under the Spin-Off Agreement.

Under the Spin-Off Agreement, each of RealBiz and Nestbuilder will be generally responsible for the debts, liabilities and other obligations related to the business or businesses which they own and operate following the effective date of the Spin-Off Agreement. Although we do not expect to be liable for any obligations that are not allocated to us under the Spin-Off Agreement, a court could disregard the allocation agreed to between the parties, and require that we assume responsibility for obligations allocated to RealBiz (for example, tax and/or environmental liabilities), particularly if RealBiz were to refuse or were unable to pay or perform the allocated obligations. See “Certain Relationships and Related Party Transactions—Contribution and Spin-Off Agreement.”

We might have been able to receive better terms from unaffiliated third-parties than the terms we receive in our agreements with RealBiz.

The Spin-Off Agreement has been negotiated in the context of our separation from RealBiz while we are still part of RealBiz. Although this agreement is intended to be on an arm’s-length basis, it may not reflect terms that would have resulted from arm’s-length negotiations among unaffiliated third-parties. The terms of the Spin-Off Agreement in the context of our separation concern, among other things, allocations of assets, liabilities, rights, indemnifications and other obligations among RealBiz and us. See “Certain Relationships and Related Party Transactions— Contribution and Spin-Off Agreement” for more detail.

After the spin-off, certain of our executive officers and directors may have actual or potential conflicts of interest because of their ownership of RealBiz equity or their current or former positions in RealBiz.

Certain of the persons who currently are or who we expect will be our executive officers and directors will be former officers and employees of RealBiz and thus have professional relationships with RealBiz’s executive officers and directors. In addition, some of our current and expected executive officers and directors have a substantial financial interest in RealBiz as a result of their ownership of RealBiz stock, options and other equity awards. These relationships and financial interests may create the appearance of conflicts of interest when these expected directors and officers face decisions that could have different implications for RealBiz than for us. As a result of the foregoing, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between RealBiz and us regarding the terms of the Amended Agreement, the MOU, and the Spin-Off Agreement.

Risks Relating to Our Common Stock

There is no trading market for our shares. You may not be able to sell your shares if you need money.

We currently have no intention to apply to list our common stock on any securities exchange, and we do not expect a trading market to develop in those shares. As a result, you may not be able to sell your shares if you need money.

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We may be unable to make, on a timely basis, the changes necessary to operate effectively as an independent, publicly owned company.

We have historically operated our business as part of a larger public company. Following consummation of the spin-off, we will be required to file with the SEC annual, quarterly and current reports that are specified in Section 13 of the Exchange Act. We will also be required to ensure that we have the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. In addition, we will become subject to other reporting and corporate governance requirements, including certain provisions of the Sarbanes-Oxley Act and the regulations promulgated thereunder, which will impose significant compliance obligations upon us.

We expect to devote significant resources and time to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act, including costs associated with auditing and legal fees and accounting and administrative staff. In addition, Section 404(a) under the Sarbanes-Oxley Act requires that we assess the effectiveness of our controls over financial reporting. Our future compliance with the annual internal control report requirement will depend on the effectiveness of our financial reporting and data systems and controls. We cannot be certain that these measures will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation or operation, could harm our operating results, cause us to fail to meet our financial reporting obligations, or cause us to suffer adverse regulatory consequences or violate applicable stock exchange listing rules. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the vlaue of our stock and our access to capital.

We have never paid cash dividends and have no plans to pay cash dividends in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of our preferred or common stock and we do not expect to pay cash dividends in the foreseeable future.

Our certificate of incorporation grants our Board of Directors, without any action or approval by our stockholders, the power to designate and issue preferred stock with rights, preferences and privileges that may be adverse to the rights of the holders of our common stock.

The total number of shares of all classes of stock that the Company shall have the authority to issue is 275,000,000 shares consisting of: (i) 250,000,000 shares of common stock, par value $0.0001, of which 100 shares are issued and outstanding as of the date of this report and (ii) 25,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding.

Pursuant to authority granted by our certificate of incorporation and applicable state law, our Board of Directors, without any action or approval by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of capital stock, including preferred stock that may be issued could be superior to the rights of the shares of common stock offered hereby. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to the shares of our common stock. Finally, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders and may dilute the per-share book value of the Company.

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The holders of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of RealBiz may be entitled to receive shares of our common stock as a result of the distribution of our common stock to RealBiz holders of common stock.

The holders of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of RealBiz as of the date of distribution of our common stock to RealBiz stockholders may have the right under the Certificates of Designation of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, both filed with the Delaware Secretary of State, to receive, upon conversion of such preferred stock, the number of shares of our common stock to which they would have been entitled if they had converted their preferred stock immediately prior to the distribution. This right arises under the Certificates of Designation of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock if there is any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of RealBiz. We believe that the distribution of our common stock to RealBiz stockholders does not qualify as one of the triggering transactions listed above. However, there is a risk that a court may find that the distribution is a reorganization and order us to issue shares of our common stock to the holders of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of RealBiz upon the conversion of such shares. If it is determined that the Certificates of Designation of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock provide such right, then the conversion of such preferred stock could cause substantial dilution to the holders of our common stock. Currently, there are 160,000 shares of Series C Convertible Preferred Stock issued and outstanding, convertible into 16,000,000 shares of RealBiz common stock, and 100,000 shares of Series A Convertible Preferred Stock issued and outstanding, convertible into 5,000 shares of RealBiz common stock. On July 2, 2018, there were approximately 909,686,522 shares of RealBiz common stock issued and outstanding. Based on the foregoing, if the holders of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of RealBiz were to convert all of their Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, they would receive shares of Nestbuilder common stock equal to approximately 4.5% of the total shares of Nestbuilder common stock distributed to RealBiz stockholders in the distribution.

Certain provisions of the Nevada Revised Statutes of the State of Nevada, our Articles of Incorporation, and our bylaws may have anti-takeover effects which may make an acquisition of our company by another company more difficult.

Our Amended and Restated Certificate of Incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 25,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Our bylaws provide that special meetings of stockholders may be called only by the Board of Directors, any two directors, or the President. Stockholders are not permitted to call a special meeting of stockholders, to require that the board call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

These provisions in our Articles of Incorporation and Bylaws may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains statements that constitute forward-looking statements within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding the intent, belief or current expectations of Nestbuilder, its directors or its officers with respect to the matters discussed in this information statement. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue” or other words of similar meaning. Such forward-looking statements appear in several places in this information statement and include: consummation of the separation and distribution and our operation as a separate public company post-distribution; and other risk factors described in the section entitled “Risk Factors” in this report. Such forward-looking statements appear in several places in this information statement, including, without limitation, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements including, without limitation, the risks and uncertainties disclosed under “Risk Factors.” We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect current or future events or circumstances.

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THE SPIN-OFF

Background

We were incorporated in the State of Nevada on January 10, 2017 for the purpose of receiving certain assets and liabilities of RealBiz in furtherance of the spin-off described in that certain Agreement dated December 12, 2016, as amended and restated by that certain Amended and Restated Agreement dated January 2, 2017, by and among RealBiz, Anshu Bhatnagar and Alex Aliksanyan (the “Amended Agreement”), and that certain Memorandum of Understanding dated December 29, 2016 between Mr. Bhatnagar and Mr. Aliksanyan (the “MOU”).

Following our formation, a dispute arose between Mr. Bhatnagar and Mr. Aliksanyan with regard to control of a bank account set aside per the Amended Agreement and the MOU to hold cash related to the business operations to be spun-off. On April 14, 2017, Mr. Aliksanyan filed an Emergency Motion for Temporary Restraining Order in the Circuit Court for Montgomery County, Maryland (case number 431801-V). On April 17, 2017, the Court issued a Temporary Restraining Order preventing Mr. Bhatnagar from taking any action that was not in conformity with the terms of the Amended Agreement and the MOU.

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. Mr. Bhatnagar, in his capacity as an individual, entered into the Spin-Off Agreement for the sole purpose of agreeing to sell back to Nestbuilder for nominal consideration any shares he and his affiliates might receive in the distribution described below, as set forth in Section 2.3 of the Spin-Off Agreement, which section was subsequently amended as described below. Pursuant to the Spin-Off Agreement, Nestbuilder and RealBiz agreed, among other things, to use commercially reasonable efforts to effectuate a pro rata distribution of Nestbuilder common stock to RealBiz stockholders. In addition, in furtherance of the separation and distribution described in the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets, including all tangible and intangible assets related to its digital media and marketing services for the real estate industry.

On January 24, 2018, the board of directors of RealBiz authorized and approved (i) the pro rata distribution of NestBuilder common stock to the stockholders of RealBiz (the “Spin Off Dividend”) with a record date to be the close of business on such date which is the first Friday following the date on which the SEC declares the registration statement on Form 10 filed by NestBuilder and the Information Statement attached thereto effective (the “Record Date”) and no stop order suspending that effectiveness is in effect, and no proceedings for such purpose are pending before or threatened by the SEC; (ii) a distribution date of the Spin-Off Dividend on the third Friday following the Record Date; and (iii) the following distribution ratio with respect to the Spin Off Dividend: Each holder of common stock of RealBiz will receive one share of Nestbuilder common stock for every 300 shares of common stock of RealBiz held on the Record Date. NestBuilder’s registration statement on Form 10 automatically became effective on February 20, 2018. On April 3, 2018, the board of directors of RealBiz authorized and approved the new record date of April 25, 2018 and the new distribution date of May 18, 2018 in order to provide additional time for the completion of the Securities and Exchange Commission’s review of the registration statement on Form 10 filed by NestBuilder and the Information Statement attached thereto and the delivery of proper notice of the Spin Off Dividend to the Financial Industry Regulatory Authority. In order to provide additional time for the Securities and Exchange Commission and Financial Industry Regulatory Authority to complete their reviews, Nestbuilder and RealBiz determined it was necessary to change the distribution date again. On June 28, 2018, the board of directors of RealBiz authorized and approved July 2, 2018 as the new record date for the Spin Off Dividend. On July 20, 2018, the board of directors of RealBiz authorized and approved a new distribution date and a new distribution ratio for the Spin Off Dividend. The distribution date is July 31, 2018, and the new distribution ratio is 1-for-900, such that RealBiz shareholders will receive one share of Nestbuilder common stock for every 900 shares of common stock of RealBiz held on the record date. As stated above, the board of directors of RealBiz authorized and approved Spin Off Dividend on January 24, 2018.

On January 29, 2018, Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar entered into that certain First Amendment to Contribution and Spin-Off Agreement dated as of January 29, 2018 (the “First Amendment”), whereby Section 2.3 of the Spin-Off Agreement was amended so that Mr. Bhatnagar is required to sell shares he and his affiliates receive in the distribution of Nestbuilder common stock to RealBiz stockholders only upon delivery of written notice by Nestbuilder to Mr. Bhatnagar requesting such sale back to Nestbuilder, which notice cannot be given less than 60 days after the distribution.

We expect the board of directors of RealBiz will approve the spin-off of our Company from RealBiz, following which, we will be an independent, publicly owned company. To complete the spin-off, RealBiz will distribute to its stockholders all of the outstanding shares of our common stock. We expect that the distribution will occur on the distribution date, which is July 31, 2018. Each holder of RealBiz common stock will receive one share of our common stock for every 900 shares of RealBiz common stock held on July 2, 2018.

Holders of RealBiz common stock will continue to hold their shares in RealBiz. We do not require and are not seeking a vote of RealBiz’s stockholders in connection with the spin-off, and RealBiz’s stockholders will not have any appraisal rights in connection with the spin-off.

The distribution of our common stock as described in this information statement is subject to the satisfaction or waiver of certain conditions. In addition, RealBiz has the right, subject to its contractual obligations under the Spin-Off Agreement, not to complete the spin-off if, at any time prior to the distribution, its board of directors determines that the spin-off is not in the best interest of RealBiz or its stockholders. For a more detailed description, see “The Spin-Off—Conditions to the Spin-Off.”

Reasons for the Spin-Off

RealBiz’s board of directors believes that the spin-off is in the best interest of RealBiz and its stockholders because the spin-off is expected to provide various benefits, including: sharpened strategic fit and focus for each company; more efficient capital allocation for each company; increased management focus at each company; tailored recruiting, retention and incentive plans consistent with each company’s priorities; and improved investor choice and understanding of the business strategy and operating results of each company.

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Sharpened Strategic Fit and Focus. The spin-off is expected to result in two separate public companies with sharpened strategic visions and distinct business models. After the spin-off, Nestbuilder will concentrate its business in digital media and marketing services for the real estate industry, servicing its existing customers and developing new digital real estate assets and services. It is anticipated that RealBiz will change its corporate name and operate exclusively as an international supplier of consumer food products, focusing on international consumer packaged goods, foodstuff distribution and wholesale trade. Nestbuilder and RealBiz will have separate corporate offices, management teams, and employees. Based on the foregoing, Nestbuilder and RealBiz do not expect to compete against each other for customers or resources. In addition, Nestbuilder and RealBiz intend to operate independently of each other and do not anticipate a working relationship following the spin-off. Following completion of the spin-off, each company will have the flexibility to focus on and pursue independent strategic and financial plans consistent with each company’s areas of expertise and market opportunities, allowing the management of each company to best accomplish its specific business and operational goals.

More Efficient Capital Allocation. The digital media and marketing services business and RealBiz’s international food business have distinct free cash flow generation profiles as well as differing capital allocation strategies to support growth. After the spin-off, each company should be able to allocate capital and make investments as its management elects in order to grow its business. In particular, following the spin-off, we are expected to have additional flexibility to pursue new product development and expansion of existing distribution channels.

Increased Management Focus. The digital media and marketing services business and RealBiz’s international food business currently compete for management attention and resources. The spin-off is expected to allow both RealBiz and our Company to be managed more efficiently as separate entities in accordance with the characteristics and requirements of each business. Increased management focus is expected to result, among other things, in improved operating efficiencies.

Tailored Recruiting, Retention and Incentive Plans. The spin-off is expected to enable RealBiz and our Company to align recruiting, retention and equity-based incentive plans with each company’s specific operating and stock price performance. In addition, after the spin-off, we will have the ability to implement different performance measurement metrics and incentive structures that will compensate our management team and employees in accordance with our particular strategic and financial priorities.

Improved Investor Choice and Understanding. After the spin-off, investors will have access to enhanced disclosure about each of RealBiz and Nestbuilder on a standalone basis, which information should enable investors to better evaluate the operating and financial performance of each company independently, as well as each company’s strategy within the context of its respective industry. Additionally, RealBiz’s board of directors believes that the digital media and marketing services business and the international food business each appeal to different types of investors with different investment goals and risk profiles. After the spin-off, investors will have the choice to invest in either or both companies; provided, however, that Nestbuilder currently has no intention to apply to list its common stock on any securities exchange, and does not expect a trading market to develop in its shares. As a result, there is no guarantee that investors can purchase additional Nestbuilder shares or sell Nestbuilder shares if they need money. In addition, the management of each company should be able to establish goals, implement business strategies and evaluate growth opportunities in light of investor expectations specific to that company’s respective business, without undue consideration of investor expectations for the other business. Each company should also be able to focus its public relations efforts on cultivating its own separate identity.

Contribution and Spin-Off Agreement

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. Mr. Bhatnagar, in his capacity as an individual, entered into the Spin-Off Agreement for the sole purpose of agreeing to sell back to Nestbuilder for nominal consideration any shares he and his affiliates might receive in the distribution described below, as set forth in Section 2.3 of the Spin-Off Agreement, which section was subsequently amended as described below. On January 29, 2018, Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar entered into that certain First Amendment to Contribution and Spin-Off Agreement dated as of January 29, 2018 (the “First Amendment”). Below is a brief summary of certain terms and conditions of the Spin-Off Agreement, as amended by the First Amendment:

Transfer of Assets and Assumption of Liabilities. Pursuant to the Spin-Off Agreement, RealBiz contributed to us certain of its assets, including (i) all tangible and intangible assets related to its digital media and marketing services for the real estate industry, and (ii) all right, title and interest in the following lawsuits (collectively, the “Monaker Lawsuits”): (a) the lawsuit filed by RealBiz against Monaker Group, Inc. (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-61017-FAM); (b) the lawsuit filed by Monaker against RealBiz in October 2016 in the 17th Judicial Circuit for Broward County, Florida (Case No. CACE-16-019818); and, (c) the lawsuit filed by Monaker against RealBiz in November 2016 in the United States District Court for the Southern District of Florida (Case No. 1:16-cv-24978-DLG). In exchange for the contribution of such assets, we issued 100 shares of our common stock, constituting 100% of our issued and outstanding common stock, to RealBiz.

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We assumed from RealBiz all liabilities of RealBiz accruing before January 2, 2017, and all liabilities arising out of or relating to the assets contributed to us in accordance with the Spin-off Agreement. We expressly did not assume RealBiz liabilities accruing on or after January 2, 2017, and arising from acts, omissions, or agreements occurring on or after January 2, 2017 and which are not related to the assets or the business contributed to us by RealBiz in accordance with the Spin-off Agreement.

The Distribution. We and RealBiz agreed to use commercially reasonable efforts to effectuate a pro rata distribution of our common stock to RealBiz stockholders. The record date for determining stockholders entitled to receive shares in connection with the distribution of our common stock will be determined by the Board of Directors of RealBiz as soon as practicable following the effectiveness of our Registration Statement on Form 10. We and RealBiz also agreed to cooperate in structuring the Spin-Off to be completed in as tax efficient manner as possible, provided, however, that a tax liability to either party as a result of the Spin-Off will not prevent the completion of the spin-off.

Bhatnagar Sale of Shares to Nestbuilder. Pursuant to the First Amendment, Mr. Bhatnagar is required to sell to Nestbuilder for nominal consideration all of the shares of common stock of NestBuilder received by Mr. Bhatnagar and his affiliates pursuant to the distribution upon delivery of written notice by NestBuilder requesting such sale, which notice cannot be given less than sixty days after the distribution. Mr. Bhatnagar currently owns 100,000 shares of RealBiz Series C Convertible Preferred Stock, which are convertible into 10,000,000 shares of RealBiz common stock, and 100,000 shares of RealBiz Series A Convertible Preferred Stock, which are convertible into 5,000 shares of RealBiz common stock. On July 2, 2018, there were approximately 909,686,522 shares of RealBiz common stock issued and outstanding. Based on the foregoing, if Mr. Bhatnagar were to convert all of his RealBiz Series A Convertible Preferred Stock and RealBiz Series C Convertible Preferred Stock on or prior to the record date for the distribution, he would receive shares of Nestbuilder common stock equal to approximately 1.10% of the total shares of Nestbuilder common stock distributed to RealBiz stockholders in the distribution. Consequently, if Nestbuilder were to elect to deliver written notice to Mr. Bhatnagar requesting that he sell his shares of Nestbuilder common stock received in the distribution back to Nestbuilder, such sale would not result in a change of control of Nestbuilder. The ownership ratios of the other holders of Nestbuilder common stock would increase pro rata by the amount of stock purchased from Mr. Bhatnagar by Nestbuilder.

Conditions. The Spin-Off Agreement states that the obligation to consummate the distribution of our common stock to RealBiz stockholders is subject only to our Registration Statement on Form 10, of which this information statement is a part, becoming effective under the Exchange Act.

Expenses. We are responsible for all expenses related to the distribution, and are entitled to engage our own legal, accounting and other advisors and service providers to prepare all documentation related to the distribution. Each of Nestbuilder and RealBiz agreed to be responsible for all costs and expenses related to its respective operations incurred or accruing after the date of the Spin-Off Agreement.

Monaker Lawsuits. Under the Spin-Off Agreement, our president, Alex Aliksanyan, received exclusive control and direction of the Monaker Lawsuits in his capacity as our president. However, we are required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits. On December 22, 2017, a Settlement Agreement (the “Settlement Agreement”) was entered into by and between Monaker Group, Inc., a Nevada Corporation (“Monaker”), on the one hand, and RealBiz Media Group, Inc., a Delaware Corporation (“RealBiz”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), on the other hand, and further joined by NestBuilder.com Corp., a Nevada Corporation (“NestBuilder”), wherein Monaker agreed, among other things, to dismiss all claims related to the Monaker Lawsuits with prejudice and to provide a general release to RealBiz and Nestbuilder of all claims relating to the same. As part of the settlement, (i) on January 3, 2018, RealBiz reinstated 44,470,101 shares of Series A Convertible Preferred Stock (the “Monaker Reinstated RealBiz Preferred Stock”) and 10,559,890 shares of RealBiz common stock (the “Monaker Reinstated RealBiz Common Stock”) owned by Monaker prior to November 2016, which shares were in dispute in the Monaker Lawsuits; (ii) on December 26, 2017, Monaker paid $100,000 to Nestbuilder; (ii) Monaker retained 2,233,260 shares of the Monaker Reinstated RealBiz Common Stock and transferred 8,326,630 shares of the Monaker Reinstated RealBiz Common Stock to Nestbuilder, of which 1,665,326 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; (iii) on December 26, 2017, Monaker issued 20,000 shares of Monaker common stock to Nestbuilder, of which 7,000 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; and (iv) we agreed to issue 44,470,101 shares of our common stock to Monaker in connection with the distribution based on the shares of RealBiz common stock underlying the Monaker Reinstated RealBiz Preferred Stock, which shares of RealBiz common stock are subject to the distribution ratio of the distribution and would therefore result in the issuance of 148,234 shares of Nestbuilder common stock to Monaker in the distribution.

Indemnification. We are required to indemnify RealBiz against all damages, costs and expenses resulting from events occurring at RealBiz prior to January 2, 2017. In addition, the Spin-Off Agreement expressly states that we are required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits.

Representations and Warranties. Pursuant to the Spin-Off Agreement, we and RealBiz make customary representations and warranties such as with respect to our capacity to enter into and the validity and enforceability of the Spin-Off Agreement.

Distribution of Shares of Our Common Stock

We expect that the distribution will be effective as of July 31, 2018, the distribution date. As a result of the spin-off, on the distribution date, each holder of RealBiz common stock will receive one share of our common stock for every 900 shares of RealBiz common stock that the stockholder owns as of the record date. In order to receive shares of our common stock in the spin-off, a RealBiz stockholder must be a stockholder at the close of business on July 2, 2018, the record date.

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On the distribution date, RealBiz will release the shares of our common stock to our distribution agent to distribute to RealBiz stockholders as of the record date. Our distribution agent will establish book-entry accounts for record holders of RealBiz common stock and credit to such accounts the shares of our common stock distributed to such holders. Our distribution agent will send these stockholders, including any registered holder of shares of RealBiz common stock represented by physical share certificates on the record date, a statement reflecting their ownership of our common stock. Book-entry refers to a method of recording stock ownership in our records that does not use physical stock certificates. For stockholders who own RealBiz common stock through a broker or other nominee, their broker or nominee will credit their shares of our common stock to their accounts. We expect that it will take the distribution agent one day to electronically issue shares of our common stock to RealBiz stockholders or their bank or brokerage firm by way of direct registration in book-entry form. As further discussed below, we will not issue fractional shares of our common stock in the distribution. Following the spin-off, stockholders who hold shares in book-entry form may request that their shares of our common stock be transferred to a brokerage or other account at any time.

RealBiz stockholders will not be required to make any payment or surrender or exchange their shares of RealBiz common stock or take any other action to receive their shares of our common stock.

Treatment of Fractional Shares

The distribution agent will not distribute any fractional shares of our common stock to RealBiz stockholders. Instead, shareholders will receive a check that represents cash in lieu of fractional shares, calculated based on $0.12 per share, which amount represents management’s good faith estimate of the price per share value of Nestbuilder’s common stock. The taxable gain or loss that you recognize with respect to any cash you receive in lieu of fractional shares is equal to the difference between the amount of cash you receive and your tax basis (determined as described below) in such fractional shares of Nestbuilder common stock.

U.S. Federal Income Tax Consequences of the Spin-Off

The following is a summary of U.S. federal income tax consequences to holders of RealBiz common stock as a result of the distribution. This summary is based on the Code, the Treasury Regulations promulgated thereunder and judicial and administrative interpretations of those authorities, in each case as in effect as of the date of this information statement, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

This summary is limited to holders of RealBiz common stock that are U.S. Holders, as defined below, that hold their RealBiz common stock as a capital asset within the meaning of the Code. A “U.S. Holder” is a beneficial owner of RealBiz common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

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This summary does not discuss all tax considerations that may be relevant to U.S. holders of RealBiz common stock in light of their particular circumstances, nor does it address the consequences to U.S. holders of RealBiz common stock subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities;

•	tax-exempt entities;

•	banks, financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	persons who acquired RealBiz common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	persons owning RealBiz common stock as part of a position in a straddle or as part of a hedging, conversion or other risk reduction transaction for U.S. federal income tax purposes;

•	certain former citizens or long-term residents of the United States; or

•	persons who hold RealBiz common stock through a tax-qualified retirement plan.

This summary does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds RealBiz common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to its tax consequences of the distribution to it.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE DISTRIBUTION.

We have not received an opinion of tax counsel or an IRS Ruling regarding the U.S. federal income tax consequences to holders of RealBiz common stock as a result of the distribution. Assuming the spin-off qualifies under Section 355 of the Code for U.S. federal income tax purposes:

•	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder upon the receipt of shares of our common stock in the distribution;

•

no gain or loss will be recognized by RealBiz on the distribution, except for possible gain or loss arising out of the Spin-Off Agreement undertaken in connection with the distribution and with respect to certain items required to be taken into account under Treasury Regulations relating to consolidated U.S. federal income tax returns;

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•

the aggregate tax basis of the RealBiz common stock and our common stock held by each U.S. Holder immediately after the distribution (including any fractional interests to which the stockholder would be entitled) will equal the aggregate tax basis of the RealBiz common stock held by the U.S. Holder immediately before the distribution, allocated between the RealBiz common stock and our common stock in proportion to their relative fair market values on the date of the distribution; and

•	the holding period of our common stock received by each U.S. Holder in the distribution will include the holding period for the RealBiz common stock on which the distribution is made.

U.S. Holders that have acquired different blocks of RealBiz common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period for, shares of our common stock distributed with respect to such blocks of RealBiz common stock.

Certain future events that may or may not be within the control of RealBiz or our Company, including sales and redemptions of our or RealBiz’s stock for cash or other property (other than certain stock-for-stock acquisitions and other permitted transactions) and certain asset dispositions by us or RealBiz following the distribution, may cause the distribution to fail to qualify for tax-free treatment, and in such event the distribution would be taxable to both RealBiz and holders of RealBiz common stock. The process for determining whether a sale or exchange of our or RealBiz’s stock after the distribution could cause the distribution to be treated as a “device” for the distribution of earnings and profits or a recovery of basis and thus a taxable transaction for U.S. federal income tax purposes to both RealBiz and the holders of RealBiz common stock is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case for which there may be no controlling authority directly on point, and any such sale or exchange may not be within the control of RealBiz or our Company. If the distribution was taxable to both RealBiz and holders of RealBiz common stock, in general, each U.S. Holder receiving shares of our common stock in the distribution would be treated as receiving a taxable distribution in an amount equal to the fair market value of our common stock, on the distribution date that was distributed to the U.S. Holder. Such distribution generally would be treated as a taxable dividend to the extent of the U.S. Holder’s pro rata share of RealBiz’s current and accumulated earnings and profits, then as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its RealBiz common stock and thereafter as capital gain.

Even if the distribution otherwise qualifies for tax-free treatment under Section 355 of the Code, corporate-level taxable gain under Section 355(e) of the Code may result if 50% or more, by vote or value, of our stock or RealBiz stock is treated as acquired or issued as part of a plan or series of related transactions that include the distribution. The process for determining whether an acquisition or issuance triggering these provisions has occurred is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case, and any such acquisitions may not be within our or RealBiz’s control. For this purpose, any acquisitions or issuances of RealBiz stock within two years before the distribution, and any acquisitions or issuances of our stock or RealBiz stock within two years after the distribution generally are presumed to be part of such a plan, although we or RealBiz, as applicable, may be able to rebut that presumption. If an acquisition or issuance of our stock or RealBiz stock triggers the application Section 355(e) of the Code, RealBiz or we could incur significant U.S. federal income tax liabilities attributable to the spin-off.

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Treasury Regulations require holders of RealBiz common stock who receive our common stock in the distribution who, immediately prior to the distribution, own (i) at least 5% of the total outstanding stock of RealBiz, or (ii) securities of RealBiz with an aggregate tax basis of $1,000,000 or more, to attach a statement setting forth certain information related to the distribution to their U.S. federal income tax returns for the year in which the distribution occurs.

Results of the Spin-Off

After the spin-off, we will be an independent, publicly owned company. Immediately following the spin-off, we expect to have approximately 280 record holders of shares of our common stock and approximately 1,010,647 shares of our common stock outstanding, based on a total of 909,686,522 issued and outstanding shares of RealBiz common stock as of July 2, 2018, the record date, and including the shares of RealBiz common stock underlying Monaker’s 44,470,101 shares of RealBiz Series A Convertible Preferred Stock. The figures assume no exercise of outstanding options and exclude any shares of RealBiz common stock held directly or indirectly by RealBiz.

Market for Our Common Stock

There is currently no public market for our common stock. We currently have no intention to apply to list Nestbuilder common stock on any securities exchange. Consequently, we do not expect a trading market to develop in the Nestbuilder common stock.

Conditions to the Spin-Off

We expect that the spin-off will be effective as of July 31, 2018, the distribution date, provided that the following conditions are either satisfied by us or waived by RealBiz:

•	the board of directors of RealBiz has authorized and approved the spin-off and not withdrawn such authorization and approval, and has declared the dividend of the common stock of Nestbuilder to RealBiz stockholders;

•	our Registration Statement on Form 10, of which this information statement is a part, has become effective under the Exchange Act, no stop order suspending that effectiveness is in effect, and no proceedings for such purpose are pending before or threatened by the SEC;

•	this information statement has been mailed to the RealBiz stockholders;

•	no order, injunction or decree that would prevent the consummation of the distribution is threatened, pending or issued (and still in effect) by any governmental authority of competent jurisdiction, no other legal restraint or prohibition preventing consummation of the distribution is pending, threatened, issued or in effect and no other event has occurred or failed to occur that prevents the consummation of the distribution; and

•	any material governmental approvals and other consents necessary to consummate the spin-off have been obtained.

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The fulfillment of the foregoing conditions will not create any obligation on RealBiz’s part to effect the spin-off. Except as described in the foregoing conditions, we are not aware of any material federal or state regulatory requirements that must be complied with or any material approvals that must be obtained in connection with the distribution. RealBiz has the right, subject to its contractual obligations under the Spin-Off Agreement, not to complete the spin-off if, at any time prior to the distribution, the board of directors of RealBiz determines that the spin-off is not in the best interests of RealBiz or its stockholders.

Reasons for Furnishing this Information Statement

We are furnishing this information statement to you, as a RealBiz stockholder entitled to receive shares of our common stock in the spin-off, for the sole purpose of providing you with information about us. This information statement is not, and you should not consider it, an inducement or encouragement to buy, hold or sell any of our securities. We believe that the information in this information statement is accurate as of the date set forth on the cover. Changes may occur after that date and neither RealBiz nor we undertake any obligation to update the information except in the normal course of our respective public disclosure obligations.

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DIVIDEND POLICY

We do not currently intend to pay dividends. Our Board will establish our dividend policy based on our financial condition, results of operations and capital requirements, as well as applicable law, regulatory constraints, industry practice and other business considerations that our Board considers relevant. The terms of agreements governing debt that we may incur or preferred stock that we may issue in the future may also limit or prohibit dividend payments. Accordingly, we cannot guarantee that we will either pay dividends in the future or continue to pay any dividend that we may commence in the future.

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BUSINESS

The Company

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees (video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). We were formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Home Preview Channel /Extraordinary Vacation Homes) division; and (iii) our Real Estate Virtual Tour and Media group (Realbiz 360). The assets of these divisions were used to create a new suite of real estate products and services that create stickiness through the utilization of video, social media and loyalty programs. At the core of our programs is our proprietary video creation technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video search, storage and marketing capabilities on multiple platform dynamics for web and mobile. Once a home, personal or community video is created using our proprietary technology, it can be published to social media, email or distributed to multiple real estate websites.

Products and Services

We currently offer the following products and services:

Enterprise Video Production: We service some of the largest and well known franchisor accounts in the North America Real Estate Market in compiling listings into a Video format and distributing to those franchisor’s websites, brokers and agents and lead generation platforms 24/7. Some of these multiyear contracts produced over 10 million video listings from 2012-2014. These volumes, however, have declined in 2016 and 2017. We currently have the ability to produce over 15,000 videos per day and have exclusive agreements with key players such as NRT systems.

Nestbuilder Agent 2.0 (formerly PowerAgent): Nestbuilder Agent 2.0 is a newly developed comprehensive marketing toolset for the professional real estate agent which utilizes our proprietary video technology to allow any agent to create videos for their listings, edit them with music and an introduction and market the videos through multiple sources.

The Virtual Tour (VT) and Microvideo App (MVA): These programs were developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers. The MVA is a proprietary video widget marketing application designed to deliver video and integrate SEO strategies, traffic generation, e-mail, lead generation with mobile-friendly viewing. This solution gives those franchises and brokers a much needed tool to lower their cost of prospect acquisition.

ReachFactor: Our social media and marketing platform under the “ReachFactor” brand name offers a variety of solutions to agents and brokers such as web design and web hosting

Growth Strategy

Key Elements of our growth strategy during fiscal 2018 include:

Leverage our proprietary video technology. While our proprietary video technology has been developed for the real estate industry, we believe this technology can be applied to other industries as well. In particular, we believe that the used car sale industry could benefit from our automated and seamless development engine. We will continue to explore these and other similar opportunities.

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Design and develop technology for the real estate industry. We will continue working to develop technologies to increase sales and efficiencies for the real estate professional. We are in the preliminary stages of creating a new website to enter into the business-to-consumer segment of the real estate industry.

Background and Industry Trends

We believe that the real estate market is undergoing a dramatic change not dissimilar to that previously experienced by traditional stock brokerages. We believe that the most critical aspect driving this change is the advent of the Internet as a tool for searching for and researching real estate, eliminating the commitments of time and expense involved with visiting multiple properties in person. According to the National Association of Realtors’ 2014 “Member Profile,” 89% of home buyers use the internet to search for a home, up from 74% in 2010. This mirrors the 69% who use a realtor for their search. Note: many buyers use both the internet and a realtor in their search. In addition, home sellers can use the Internet to check home valuations, track the housing market and research comparable sales information. The majority of consumers used the Internet frequently to search for homes (81%), with consumers aged 33 or younger being higher than average (92%) and 59-67 year olds below (although still high at 69%). Searches are often conducted on mobile devices such as iPhones (47%), iPads (40%) or Androids (24%). One of the most significant trends for our business is that 70% of homebuyers search for and watch video home tours. Also, real estate searches on Google have grown 253% over the past four years.

The increased use of technology throughout the entire process of a typical residential real estate transaction is an important development in the real estate market. For instance, electronic communication and electronic data storage permits a real estate brokerage to quickly reproduce standard real estate transaction documents, store such documents and store other important information about customers and properties, and communicate quickly with other parties involved in real estate transactions (e.g., title companies, insurers, surveyors, inspectors and governmental agencies), all of which permits increased efficiencies in the process of buying and selling a home. The technological changes and developments generally make it possible to effect a greater volume of transactions with less effort and expense.

We believe the technological developments in the real estate market and the increased amount of information available to and used by ordinary consumers appear to be circumstances that are similar to those developments that eventually gave rise to the non-traditional stock brokerages which have intruded upon the market dominance of traditional stock brokerages over the past two decades. For example, we note that the non-traditional stock brokerages developed their services and products to compete primarily on the bases of price, consumer effort and technology. Their websites, such as TD Ameritrade or e-Trade, provide not only trading capacity for the average consumer, but also a tremendous amount of information about companies. In this regard, we note that there has recently been a proliferation of various Internet-related real estate businesses that seek to provide either specific and limited services or information relating to residential real estate transactions (e.g., ForSaleByOwner.com, BuyOwner.com, Realtor.com, Trulia.com and Zillow.com). Like the non-traditional stock brokerages, these businesses typically rely on consumer effort, technology and price as the bases for competition.

However the market models of Zillow/Trulia and Realtor are now in direct conflict with the enterprises that own the listings and that make the actual sales. The Zillow group’s main revenues are generated by advertising the listing as though another agent owned the listing, an agent that had paid Zillow for such display. Unaware, the consumer thus interacts with the displayed agent thinking they are the one that controls the listing. Then the display agent contacts the true agent and askes to 50/50 split the commission due on the sale. As the consumer power of the Zillow group has grown exponentially, they have substantially cut into the profits of the enterprises and agents that actually own the listings. Thus the battle lines are now drawn between the Zillow group and groups such as Realogy member of companies and Keller Williams.

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We foresee direct and continuous pushback in 2018 by the enterprises against the Zillow group, in trying to neutralize their marketing power and take ownership back of their listings. As publicly owned companies the Zillow group can only grow revenues by increasing advertising rates to the agent community which strikes deep into agent discontent with the enterprises and the resulting demand in action. This competitive model is unique to the real estate industry and clearly will not follow the path of the aforementioned financial portals.

Website and Mobile Applications

We are utilizing our proprietary technology along with our industry contracts to create two separate and very important critical paths for real estate professionals and their organizations to follow. By using our video processing capabilities combined with micro-site and website building techniques we have created an agent/broker micro-site product that leverages best practices in SEO (search engine optimization) on the agent/brokers behalf and delivers a web and mobile friendly rich media experience to consumers. This solution provides the broker a significant increase in organic ranking in local searches, increased site traffic and by doing so, reduces the agent/broker dependency on traditional listing aggregators. Secondly, by integrating marketing capabilities into a single powerful platform, we have entered the direct to agent sales model through Nestbuilder Agent 2.0, our proprietary marketing toolset. This strategy lowers risk threshold by distributing revenues throughout 1,200,000 registered agents in the US as well as providing a pathway to developing accelerating revenue stream via a monthly subscription model. While the former video generator intensive model for us will continue to be our primary revenue generator, we believe that our Nestbuilder Agent 2.0 will become the next generation of marketing for the real estate industry.

Market and Competition

The National Association of Realtors has approximately 1.2 million members, of which we estimate roughly half are active and associated with at least one real estate brokerage firm.

Presently, Zillow is the largest independent real estate market site, as measured by homes in its database and unique visitors to its website. In 2015, Zillow completed its acquisition of Trulia making it the single most powerful name in the real estate web marketplace. A full 29% of web property searches were conducted on the joint platforms in 2015. As part of the industry consolidation, NewsCorp recently acquired the 3rd largest real estate portal, Realtor.com. Additionally there are a variety of other websites which have meaningful market share and listing information. We believe a battle for the consumer mindset is now underway as the real estate enterprises enter into a competitive setting against Zillow/Trulia/Realtor/Homes. We also believe we can benefit from the acrimony as we have positioned ourselves as the friends of the enterprises and offer products and capabilities that will enhance the position of the enterprises by leveraging our technology.

Industry Segments

We currently operate in one primary operating segment, real estate, mainly through web-assisted services.

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Seasonality of Business

The residential real estate market has traditionally experienced seasonality, with a peak in the spring and summer seasons and a decrease in activity during the fall and winter seasons. Revenues in each quarter can be significantly affected by activity during the prior quarter, given the time lag between contract execution and closing. A typical real estate transaction has a 30 day lag between contract signing and closing of the transaction.

Environmental Regulation

We are not subject to environmental regulations that have a material effect upon our capital expenditures or otherwise.

Other Regulation

We are subject to governmental regulation by federal, state and local regulatory authorities with respect to our operations. We operate several Internet websites that we use to distribute information about and provide our services and content. Internet services are now subject to regulation in the United States relating to the privacy and security of personally identifiable user information and acquisition of personal information from children under the age of 13, including the federal Child Online Protection Act (COPA) and the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM). In addition, a majority of states have enacted laws that impose data security and security breach obligations. Additional federal and state laws and regulations may be adopted with respect to the Internet or other online services, covering such issues as user privacy, child safety, data security, advertising, pricing, content, copyrights and trademarks, access by persons with disabilities, distribution, taxation and characteristics and quality of products and services. In addition, to the extent we offer products and services to online consumers outside the United States, the laws and regulations of foreign jurisdictions, including, without limitation, consumer protection, privacy, advertising, data retention, intellectual property, and content limitations, may impose additional compliance obligations on us.

Intellectual Property

We have been granted perpetual licenses of patents which the Company uses for imaging and streaming tiled images as well as 3D image and warping technologies.

Employees

The Company currently has 6 full-time employees.

Legal Proceedings

We were incorporated in the State of Nevada on January 10, 2017 for the purpose of receiving certain assets and liabilities of RealBiz in furtherance of the spin-off described in that certain Agreement dated December 12, 2016, as amended and restated by that certain Amended and Restated Agreement dated January 2, 2017, by and among RealBiz, Anshu Bhatnagar and Alex Aliksanyan (the “Amended Agreement”), and that certain Memorandum of Understanding dated December 29, 2016 between Mr. Bhatnagar and Mr. Aliksanyan (the “MOU”).

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Following our formation, a dispute arose between Mr. Bhatnagar and Mr. Aliksanyan with regard to control of a bank account set aside per the Amended Agreement and the MOU to hold cash related to the business operations to be spun-off. On April 14, 2017, Mr. Aliksanyan filed an Emergency Motion for Temporary Restraining Order in the Circuit Court for Montgomery County, Maryland (case number 431801-V). On April 17, 2017, the Court issued a Temporary Restraining Order preventing Mr. Bhatnagar from taking any action that was not in conformity with the terms of the Amended Agreement and the MOU.

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. Mr. Bhatnagar, in his capacity as an individual, entered into the Spin-Off Agreement for the sole purpose of agreeing to sell back to Nestbuilder for nominal consideration any shares he and his affiliates might receive in the distribution described below, as set forth in Section 2.3 of the Spin-Off Agreement, which section was subsequently amended as described below. Pursuant to the Spin-Off Agreement, Nestbuilder and RealBiz agreed, among other things, to use commercially reasonable efforts to effectuate a pro rata distribution of Nestbuilder common stock to RealBiz stockholders. In addition, in furtherance of the separation and distribution described in the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets and liabilities, including all tangible and intangible assets related to its digital media and marketing services for the real estate industry. On January 29, 2018, Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar entered into that certain First Amendment to Contribution and Spin-Off Agreement dated as of January 29, 2018 (the “First Amendment”), whereby Section 2.3 of the Spin-Off Agreement was amended so that Mr. Bhatnagar is required to sell shares he and his affiliates receive in the distribution of Nestbuilder common stock to RealBiz stockholders only upon delivery of written notice by Nestbuilder to Mr. Bhatnagar requesting such sale back to Nestbuilder, which notice cannot be given less than 60 days after the distribution.

Monaker Lawsuits

Pursuant to the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets, including all right, title and interest in the following lawsuits (collectively, the “Monaker Lawsuits”): (a) the lawsuit filed by RealBiz against Monaker Group, Inc. (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-61017-FAM); (b) the lawsuit filed by Monaker against RealBiz in October 2016 in the 17th Judicial Circuit for Broward County, Florida (Case No. CACE-16-019818); and, (c) the lawsuit filed by Monaker against RealBiz in November 2016 in the United States District Court for the Southern District of Florida (Case No. 1:16-cv-24978-DLG). Under the Spin-Off Agreement, our president, Mr. Aliksanyan, received exclusive control and direction of the Monaker Lawsuits in his capacity as our president. However, we are required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits. The following is a brief summary of the Monaker Lawsuits:

RealBiz v. Monaker, Case No. 0:16-cv-61017-FAM.  On May 11, 2016, RealBiz filed a lawsuit in the United States District Court for the Southern District of Florida against Monaker, the former parent company of RealBiz, alleging that Monaker owed RealBiz approximately $1,300,000 for advances on operating expenses and various debt obligation conversions according to the companies’ prior audited financial statements. Monaker filed a counterclaim alleging that the financial statements were materially incorrect and needed to be restated, and that as a result of Monaker’s subsequent review of the financials, RealBiz owed Monaker approximately $6,000,000.

Monaker v. RealBiz, Case No. 1:16-cv-24978-DLG.  In December 2016, Monaker filed a lawsuit against RealBiz in the United States District Court for the Southern District of Florida alleging that RealBiz had no legal right to cancel Monaker’s 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,892 shares of RealBiz common stock, and sought to reverse the cancellation of such shares. On January 15, 2017, the Court denied Monaker’s motion for a preliminary injunction.  Subsequently, the Court denied each party’s Motion for Summary Judgment, but in the process ruled that Monaker needed to prove its mistake claim by clear and convincing evidence. This case stemmed from RealBiz’s adjustment to its books to reflect Monaker’s prior overissuance of RealBiz shares when RealBiz used the incorrect conversion ratio pursuant to RealBiz’s Amended Certificate of Designation that was filed with the Secretary of State of Delaware in October 2014. Monaker argued that the Amended Certificate of Designation, which was signed by Monaker’s current CEO when he was also the CEO for RealBiz, included a drafting error and should be ignored by the Court. Monaker sought the return of the shares that were removed after RealBiz’s adjustment after identifying the conversion ratio error in November 2016, or alternatively, monetary damages to account for Monaker’s share reduction.

On December 22, 2017, a Settlement Agreement (the “Settlement Agreement”) was entered into by and between Monaker Group, Inc., a Nevada Corporation (“Monaker”), on the one hand, and RealBiz Media Group, Inc., a Delaware Corporation (“RealBiz”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), on the other hand, and further joined by NestBuilder.com Corp., a Nevada Corporation (“NestBuilder”), wherein Monaker agreed, among other things, to dismiss all claims related to the Monaker Lawsuits with prejudice and to provide a general release to RealBiz and Nestbuilder of all claims relating to the same. As part of the settlement, (i) on January 3, 2018, RealBiz reinstated 44,470,101 shares of Series A Convertible Preferred Stock (the “Monaker Reinstated RealBiz Preferred Stock”) and 10,559,890 shares of RealBiz common stock (the “Monaker Reinstated RealBiz Common Stock”) owned by Monaker prior to November 2016, which shares were in dispute in the Monaker Lawsuits; (ii) on December 26, 2017, Monaker paid $100,000 to Nestbuilder; (ii) Monaker retained 2,233,260 shares of the Monaker Reinstated RealBiz Common Stock and transferred 8,326,630 shares of the Monaker Reinstated RealBiz Common Stock to Nestbuilder, of which 1,665,326 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; (iii) on December 26, 2017, Monaker issued 20,000 shares of Monaker common stock to Nestbuilder, of which 7,000 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; and (iv) we agreed to issue 44,470,101 shares of our common stock to Monaker in connection with the distribution based on the shares of RealBiz common stock underlying the Monaker Reinstated RealBiz Preferred Stock, which shares of RealBiz common stock are subject to the distribution ratio of the distribution and would therefore result in the issuance of 148,234 shares of Nestbuilder common stock to Monaker in the distribution.

Properties

We maintain our principal executive offices at 201 W. Passaic St #301, Rochelle Park, NJ 07662. We do not currently pay rent for our principal executive offices.

Corporate Information

Our principal offices are located at 201 W. Passaic Street, Suite 301, Rochelle Park, NJ, 07662, and our telephone number at that office is (201) 845-7001. Our website address is www.nestbuilder.com. The information contained on our website or that can be accessed through our website does not constitute part of this document.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes which appear elsewhere in this information statement.

Certain of the statements below are forward-looking statements. In addition, any projections of future results of operations and cash flows are subject to substantial uncertainty. See “Special Note Regarding Forward-Looking Statements” included elsewhere in this Information Statement.

Results of Operations

The following information should be read in conjunction with the audited financial statements and notes thereto appearing elsewhere in this Annual Report.

Revenues

Total revenue for the year ended October 31, 2017 was $386,179 compared to $868,528 for the year ended October 31, 2016, a decrease of 56%. The decrease is primarily a result of declining legacy virtual tour business, due primarily to the loss of our top two franchise accounts, who took their video production business in house. Our legacy “on demand” video business has been declining on average 35% per year over the past two years. This trend is driven by our once unique technology being commoditized and offered as a “free” tool by many real estate web site producers. Additionally, Century 21, one of the largest mass media real estate agencies, has offered every agent a free web site that includes free videos. Thus, many “on demand” C21 customers have left our business. We envision these trends continuing for the foreseeable future and see significant risks to the future of our legacy business.

Cost of Revenue

Cost of revenues totaled $145,299 for year ended October 31, 2017, compared to $207,082 for the year ended October 31, 2016, representing a decrease of $61,782, or 30%. Cost of revenues consists primarily of engineering costs incurred in connection with maintenance of our online networks, and the decrease in cost is in line with lower revenues.

Operating Expenses

Our operating expenses, which include salaries and benefits, selling and promotion, amortization and depreciation and general and administrative expenses, decreased 56% to $300,116, for the year ended October 31, 2017, compared to $674,883 for the year ended October 31, 2016, a decrease of $374,768. The decrease was substantially due to a decrease in salary and benefit expense of $293,524, lower sales and marketing expense of $3,731, lower depreciation expense of $14,125, and lower general and administrative expenses of $63,387. A breakdown of general and administrative expenses is as follows:

	Fiscal Year Ended
	October 31,		Increase/
Expense	2017	2016	(Decrease)
Professional Fees and legal fees	$50,097	$10,033	$40,064
Web Hosting	48,062	130,913	(82,851)
Insurance	230	293	(63)
Travel/Meals	1,460	9,386	(7,926)
Telephone/Internet	1,871	2,746	(875)
Consulting	-	10,099	(10,099)
Miscellaneous	9,143	10,780	(1,637)
Total	$110,862	$174,249	$(63,387)

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Other Income (Expenses)

Our other income, net, increased by $132,831 for the year ended October 31, 2017 versus the prior year. A summary of other income (expense) is as follows:

	Fiscal Year Ended
	October 31,		Increase/
	2017	2016	(Decrease)
Foreign transaction exchange gain (loss)	-	9,450	(9,450)
Gain on forgiveness of accrued expenses and notes payable	170,000	26,448	143,552
Other expense	(1,272)	-	(1,272)
	$168,728	$35,898	$132,831

Net Income/Loss

We had net income of $109,493 for the year ended October 31, 2017, compared to net income of $22,461 for the year ended October 31, 2016, an increase of $87,032.

Liquidity and Capital Resources; Anticipated Financing Needs

At October 31, 2017, we had $28,810 cash on-hand, an increase of $2,877 from the prior year balance of $25,933.

Net cash used in operating activities was $75,568 for the year ended October 31, 2017, an increase of $148,677 from $73,109 provided during the year ended October 31, 2016. This increase was primarily due to lower revenue, offset by lower cash-based operating expenses as compared to the prior year.

Net cash used in investing activities was $0 for the years ended October 31, 2017 and 2016.

Net cash provided by financing activities was $78,444 for the year ended October 31, 2017, as compared to net cash used by financing activities of $52,561 for the year ended October 31, 2016.

Our ability to continue as a going concern on a long-term basis is dependent upon our ability to generate sufficient cash flow from operations to meet our obligations on a timely basis, to obtain additional financing and ultimately attain profitability.

Based solely on our own internal estimates without the benefit of any independent third party evaluation, we anticipate that our cash and cash flow will not be sufficient to satisfy our cash requirements over the next twelve months and we will likely require significant external financing. The magnitude of the additional financing and its timing is not yet precisely known. In the event that we are able to secure a sufficient amount of additional financing on a timely basis and on generous terms, it may include the issuance of equity or debt securities, obtaining credit facilities, or entering into other financing arrangements on such terms as then existing market conditions require. In the event that we were to issue additional equity or debt securities, stockholders may experience significant dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. And in the case of any issuance of one or more debt securities, the debt covenants may restrict our operating ability and our ability to raise additional financing from debt. Our ability to obtain additional capital on terms that are reasonable cannot be assured. We may be forced to obtain additional capital on terms that could limit our long term ability to remain in business or otherwise materially restrict our operations.

Critical Accounting Policies

In December 20001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We have identified the policies below as critical to our understanding of the results of our business operations. We discuss the impact and any associated risks related to these policies on our business operations throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions in preparing our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Actual results could differ significantly from those estimates and assumptions. The following critical accounting policies are those that are most important to the portrayal of our financial statements. These policies require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. For a summary of our significant accounting policies, including the critical accounting policies discussed below, refer to Note 2 — “Summary of Significant Accounting Policies” included in the “Notes to Financial Statements”,

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We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Revenue Recognition.

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence that an arrangement exits; (2) delivery has occurred or services have been rendered; (3) the Company’s price to its customer is fixed or determinable and (4) collectability is reasonably assured.

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered.

Income Taxes. The Company accounts for income taxes using an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period. The Company has recorded a full valuation allowance for its net deferred tax assets as of October 31, 2017 and 2016 because realization of those assets is not reasonably assured.

The Company will recognize a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves, or related accruals for interest and penalties has been recorded at October 31, 2017 and 2016.

Share-Based Compensation. The Company accounts for stock incentive plans by measurement and recognition of compensation expense for all stock-based awards based on estimated fair values, net of estimated forfeitures. Share-based compensation expense recognized For the Years Ended October 31, 2017 and 2016 includes compensation cost for restricted stock awards and stock options. The Company uses the Black-Scholes option-pricing model to determine the fair value of options granted as of the grant date.

Accounts Receivable. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company has determined the allowance for doubtful accounts to be $-0- as of October 31, 2017, and 2016.

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Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the codification. Additionally, this ASU supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. The guidance’s core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied. The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in this ASU are effective for annual reporting periods (including interim reporting periods within those periods) beginning after January 15, 2017, for public companies. Early adoption is not permitted. The Company is still evaluating the provisions of ASU 2014-09 and its impact on the Company’s financial position, results of operations or cash flows.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements and Property, Plant, and Equipment,” (ASU 2014-08). This ASU changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on our operations and financial results.” For disposals of individually significant components that do not qualify as discontinued operations, the Company must disclose pre-tax earnings of the disposed component. This guidance is effective for us prospectively for all disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. The Company does not expect the adoption of this guidance to have a material impact on our financial statements.

In May 2015, the FASB issued ASU 2015-07, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The update eliminates the requirement to categorize investments in the fair value hierarchy if their fair value is measured at net asset value (NAV) per share (or its equivalent) using the practical expedient in the FASB’s fair value measurement guidance. Public companies are required to apply ASU 2015-07 retrospectively for interim and annual reporting periods beginning after December 15, 2015. Accordingly, the Company adopted ASU 2015-07 during the three months ended December 31, 2016 and determined that the adoption did not have a material impact on its Financial Statements.

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In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall ("ASU 2016-01"), which makes limited amendments to the guidance in GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods therein.  Early adoption is permitted specifically for the amendments pertaining to the presentation of certain fair value changes for financial liabilities measured at fair value.  Early adoption of all other amendments is not permitted. Upon adoption, the Company will be required to make a cumulative-effect adjustment to the Statement of Assets and Liabilities as of the beginning of the first reporting period in which the guidance is effective.  The Company did not early adopt the new guidance during the year ended September 30, 2017. The Company is evaluating the effect that ASU 2016-01 will have on its Financial Statements and related disclosures.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new guidance is effective for interim and annual periods beginning after December 15, 2017 and early adoption is permitted. The amendment should be adopted retrospectively. The Company did not early adopt the new guidance during the year ended September 30, 2017. The new guidance is not expected to have a material effect on the Company’s Financial Statements.

Seasonality of Business

The residential real estate market has traditionally experienced seasonality, with a peak in the spring and summer seasons and a decrease in activity during the fall and winter seasons. Revenues in each quarter can be significantly affected by activity during the prior quarter, given the time lag between contract execution and closing. A typical real estate transaction has a 30-day lag between contract signing and closing of the transaction.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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MANAGEMENT

Our Directors and Executive Officers

The following table sets forth the name and age of the current directors and executive officers of the Company, the principal office and position with the Company held by each and the date each became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Alex Aliksanyan	68	Sole Director and President (2017)

Thomas M. Grbelja	58	Treasurer and Secretary (2017)

William McLeod	66	Director (upon completion of spin-off)

Alex Aliksanyan has served as our Sole Director since our inception and as our President since October 28, 2017. Mr. Aliksanyan comes to the Company with more than 25 years of Strategic Technology Planning, Implementation and Marketing experience. Mr. Aliksanyan also previously served as CEO and President of iCruise.com which he founded in 2000. Prior thereto, Mr. Aliksanyan had served as a marketing consultant for several brands such as Citibank, Disney and Hillshire Farms. He is also considered in the travel industry as a pioneer in the area of e-commerce. Mr. Aliksanyan received his Bachelors’ Degree in Physics from New York University and an Advanced degree in marketing from the Stern School of Business in New York.

Thomas M. Grbelja has served as our Treasurer and Secretary since October 28, 2017. Mr. Grbelja has spent over 30 years as a Certified Public Accountant providing a wide variety of professional accounting, tax and financial consulting services to professional service, manufacturing, and construction industry participants. Since 1990, he has served as the President and a Founding Member of Burke Grbelja & Symeonides, LLC, Certified Public Accountants, an accounting firm based in Rochelle Park, New Jersey. In addition, between 1983 and 1990, Mr. Grbelja worked as an accountant at Coopers & Lybrand, where he was responsible for the overall audit engagement, including filings with the SEC, for certain large, publicly traded companies. He received his undergraduate degree in accounting at Fairleigh Dickinson University and is a Certified Public Accountant. Mr. Grbelja currently serves as a director of our parent company, RealBiz.

William (Bill) McLeod is expected to serve as a director of the Company upon completion of the spin-off. Mr. McLeod has been a real estate business investor since 1978. He has been active in real estate development for over thirty-five years. He is currently the managing partner for McLeod Investment, LLC. Bill has also been active in medical surgical equipment sales until 2006. He remains a partner in Skype Comfort and Shoes Etc., both closely-held medical equipment companies. Mr. McLeod brings to the Board his extensive senior leadership experience, his significant real estate industry experience, and significant professional relationships in the real estate and investment industries. Mr. McLeod is currently the lead plaintiff in the derivative lawsuit filed by RealBiz against Monaker Group, Inc., the former parent company of RealBiz (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-62902).

41

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, Treasurer and Secretary, and all other executive officers who earned in excess of $100,000 in the fiscal year ended October 31, 2017 (“Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Alex Aliksanyan	2017	36,000	-	-	-	-	-	-	36,000
President and Sole Director

Thomas Grbelja	2017	24,000	-	-	-	-	-	-	24,000
Treasurer and Secretary

Employment Contracts

As of October 31, 2017, there were no employment agreements in place covering our executive officers.

Other Compensation

None.

Director Compensation

The following table sets forth director compensation as of October 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alex Aliksanyan	-0-	-0-	-0-	-0-	-0-	-0-	-0-

The compensation of each of our directors is fully furnished in the Summary Compensation Table above.

Our Directors who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.

42

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers as of October 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alex Aliksanyan	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Thomas Grbelja	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

43

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Contribution and Spin-Off Agreement

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar. Mr. Bhatnagar, in his capacity as an individual, entered into the Spin-Off Agreement for the sole purpose of agreeing to sell back to Nestbuilder for nominal consideration any shares he and his affiliates might receive in the distribution described below, as set forth in Section 2.3 of the Spin-Off Agreement, which section was subsequently amended as described below. On January 29, 2018, Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar entered into that certain First Amendment to Contribution and Spin-Off Agreement dated as of January 29, 2018 (the “First Amendment”). Below is a brief summary of certain terms and conditions of the Spin-Off Agreement, as amended by the First Amendment:

Transfer of Assets and Assumption of Liabilities. Pursuant to the Spin-Off Agreement, RealBiz contributed to us certain of its assets, including (i) all tangible and intangible assets related to its digital media and marketing services for the real estate industry, and (ii) all right, title and interest in the following lawsuits (collectively, the “Monaker Lawsuits”): (a) the lawsuit filed by RealBiz against Monaker Group, Inc. (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-61017-FAM); (b) the lawsuit filed by Monaker against RealBiz in October 2016 in the 17th Judicial Circuit for Broward County, Florida (Case No. CACE-16-019818); and, (c) the lawsuit filed by Monaker against RealBiz in November 2016 in the United States District Court for the Southern District of Florida (Case No. 1:16-cv-24978-DLG). In exchange for the contribution of such assets, we issued 100 shares of our common stock, constituting 100% of our issued and outstanding common stock, to RealBiz.

We assumed from RealBiz all liabilities of RealBiz accruing before January 2, 2017, and all liabilities arising out of or relating to the assets contributed to us in accordance with the Spin-off Agreement. We expressly did not assume RealBiz liabilities accruing on or after January 2, 2017, and arising from acts, omissions, or agreements occurring on or after January 2, 2017 and which are not related to the assets or the business contributed to us by RealBiz in accordance with the Spin-off Agreement.

The Distribution. We and RealBiz agreed to use commercially reasonable efforts to effectuate a pro rata distribution of our common stock to RealBiz stockholders. The record date for determining stockholders entitled to receive shares in connection with the distribution of our common stock will be determined by the Board of Directors of RealBiz as soon as practicable following the effectiveness of our Registration Statement on Form 10. We and RealBiz also agreed to cooperate in structuring the Spin-Off to be completed in as tax efficient manner as possible, provided, however, that a tax liability to either party as a result of the Spin-Off will not prevent the completion of the spin-off.

Bhatnagar Sale of Shares to Nestbuilder. Pursuant to the First Amendment, Mr. Bhatnagar is required to sell to Nestbuilder for nominal consideration all of the shares of common stock of NestBuilder received by Mr. Bhatnagar and his affiliates pursuant to the distribution upon delivery of written notice by NestBuilder requesting such sale, which notice cannot be given less than sixty days after the distribution.

Mr. Bhatnagar currently owns 100,000 shares of RealBiz Series C Convertible Preferred Stock, which are convertible into 10,000,000 shares of RealBiz common stock, and 100,000 shares of RealBiz Series A Convertible Preferred Stock, which are convertible into 5,000 shares of RealBiz common stock. On July 2, 2018, there were approximately 909,686,522 shares of RealBiz common stock issued and outstanding. Based on the foregoing, if Mr. Bhatnagar were to convert all of his RealBiz Series A Convertible Preferred Stock and RealBiz Series C Convertible Preferred Stock on or prior to the record date for the distribution, he would receive shares of Nestbuilder common stock equal to approximately 1.10% of the total shares of Nestbuilder common stock distributed to RealBiz stockholders in the distribution. Consequently, if Nestbuilder were to elect to deliver written notice to Mr. Bhatnagar requesting that he sell his shares of Nestbuilder common stock received in the distribution back to Nestbuilder, such sale would not result in a change of control of Nestbuilder. The ownership ratios of the other holders of Nestbuilder common stock would increase pro rata by the amount of stock purchased from Mr. Bhatnagar by Nestbuilder.

Conditions. The Spin-Off Agreement states that the obligation to consummate the distribution of our common stock to RealBiz stockholders is subject only to our Registration Statement on Form 10, of which this information statement is a part, becoming effective under the Exchange Act.

Expenses. We are responsible for all expenses related to the distribution, and are entitled to engage our own legal, accounting and other advisors and service providers to prepare all documentation related to the distribution. Each of Nestbuilder and RealBiz agreed to be responsible for all costs and expenses related to its respective operations incurred or accruing after the date of the Spin-Off Agreement.

44

Monaker Lawsuits. Under the Spin-Off Agreement, our president, Alex Aliksanyan, received exclusive control and direction of the Monaker Lawsuits in his capacity as our president. However, we are required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits. On December 22, 2017, a Settlement Agreement (the “Settlement Agreement”) was entered into by and between Monaker Group, Inc., a Nevada Corporation (“Monaker”), on the one hand, and RealBiz Media Group, Inc., a Delaware Corporation (“RealBiz”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), on the other hand, and further joined by NestBuilder.com Corp., a Nevada Corporation (“NestBuilder”), wherein Monaker agreed, among other things, to dismiss all claims related to the Monaker Lawsuits with prejudice and to provide a general release to RealBiz and Nestbuilder of all claims relating to the same. As part of the settlement, (i) on January 3, 2018, RealBiz reinstated 44,470,101 shares of Series A Convertible Preferred Stock (the “Monaker Reinstated RealBiz Preferred Stock”) and 10,559,890 shares of RealBiz common stock (the “Monaker Reinstated RealBiz Common Stock”) owned by Monaker prior to November 2016, which shares were in dispute in the Monaker Lawsuits; (ii) on December 26, 2017, Monaker paid $100,000 to Nestbuilder; (ii) Monaker retained 2,233,260 shares of the Monaker Reinstated RealBiz Common Stock and transferred 8,326,630 shares of the Monaker Reinstated RealBiz Common Stock to Nestbuilder, of which 1,665,326 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; (iii) on December 26, 2017, Monaker issued 20,000 shares of Monaker common stock to Nestbuilder, of which 7,000 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; and (iv) we agreed to issue 44,470,101 shares of our common stock to Monaker in connection with the distribution based on the shares of RealBiz common stock underlying the Monaker Reinstated RealBiz Preferred Stock, which shares of RealBiz common stock are subject to the distribution ratio of the distribution and would therefore result in the issuance of 148,234 shares of Nestbuilder common stock to Monaker in the distribution.

Indemnification. We are required to indemnify RealBiz against all damages, costs and expenses resulting from events occurring at RealBiz prior to January 2, 2017. In addition, the Spin-Off Agreement expressly states that we are required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits.

Representations and Warranties. Pursuant to the Spin-Off Agreement, we and RealBiz make customary representations and warranties such as with respect to our capacity to enter into and the validity and enforceability of the Spin-Off Agreement.

Related Party Transactions Policy

We expect that our Board will adopt a written policy and procedures for the review, approval and ratification of the transactions we are party to that involve an aggregate amount that will or may be expected to exceed $100,000 in any year where any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect material interest (other than solely as a result of being a director or a less-than-10% beneficial owner of another entity).

We anticipate that the policy will provide that the Board of Directors will review certain transactions subject to the policy and determine whether or not to approve or ratify those transactions. In doing so, we expect the Board of Directors will take into account, among other things, whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third-party under similar circumstances and the materiality of the related person’s interest in the transaction.

Director Independence

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The NASDAQ Stock Market. Our Board of Directors has determined that its sole director, Alex Aliksanyan, is not “independent” in accordance with such definition.

45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Principal Stockholders

All of the outstanding shares of our common stock are, and will be, prior to the distribution, held beneficially and of record by RealBiz. The table below shows the anticipated beneficial ownership of our shares of common stock immediately following the spin-off by principal stockholders who beneficially own more than 5% of RealBiz’s outstanding shares and Anshu Bhatnagar.

We calculate the stockholder’s percentage of ownership assuming the stockholder beneficially owned that number of shares of the Company on July 2, 2018. Unless otherwise indicated, the stockholder had sole voting and dispositive power over the shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)	Percent of Class (4)
Common Stock	Rogers Family Trust	28,081		2.78%	2.78%

Common Stock	Anshu Bhatnagar	11,116	(3)	1.10%	1.10%

Common Stock	Monaker Group, Inc.	49,411	(5)	4.89%	4.89%

____________

(1)	Unless otherwise noted, the address of each principal shareholder is c/o Nestbuilder.com Corp., 201 W. Passaic Street, Suite 301, Rochelle Park, NJ 07662.

(2)	Based on 1,010,647 shares issued and outstanding immediately after the spin-off, based on a total of 909,686,522 issued and outstanding shares of RealBiz common stock as of July 2, 2018, and including the shares of RealBiz common stock underlying Monaker’s 44,470,101 shares of RealBiz Series A Convertible Preferred Stock. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	These shares represent the number of shares of our common stock to which Mr. Bhatnagar would have been entitled upon conversion of his Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of RealBiz Media Group, Inc. had he converted such shares prior to the record date. These shares would have been subject to repurchase by us upon delivery of written notice to Mr. Bhatnagar requesting such sale back to us, which notice cannot be given less than 60 days after the distribution.

(4)	Based on 1,010,647 shares outstanding as of a date that is more than sixty days after the distribution, assuming that we elect to deliver written notice to Mr. Bhatnagar requesting that he resell all of his shares of common stock to us, and assuming the number of issued and outstanding shares of our common stock remained unchanged as of such date. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(5)	Based on the 44,470,101 shares of common stock we agreed to issue to Monaker Group, Inc. in connection with the distribution pursuant to the Settlement Agreement dated December 22, 2017, prior to the application of the distribution ratio.

46

Beneficial Ownership of Directors and Executive Officers

The table below shows the beneficial ownership of Company shares of (i) each director and executive officer, (ii) Bill McLeod, who we expect to be a director after the completion of the spin-off, and (iii) all directors and executive officers as a group immediately following the completion of the spin-off. Beneficial ownership includes any shares that a director or executive officer may acquire pursuant to stock options and other derivative securities that are exercisable on that date or that will become exercisable within 60 days thereafter. Unless otherwise indicated, the stockholder had sole voting and dispositive power over the shares. None of the shares outlined below have been pledged, hypothecated or encumbered.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common Stock	Alex Aliksanyan	-	-%

Common Stock	Thomas Grbelja	7,010	0.69%

Common Stock	Bill McLeod	844	0.08%

Common Stock	All officers and directors as a group (3 individuals)	7,854	0.78%

47

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001, and 25,000,000 shares of preferred stock, par value $0.0001. As of the date hereof, there were 100 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding. We estimate that approximately 1,010,647 shares of our common stock will be issued and outstanding immediately after the spin-off, based on a total of 909,686,522 issued and outstanding shares of RealBiz common stock as of July 2, 2018, and including the shares of RealBiz common stock underlying Monaker’s 44,470,101 shares of RealBiz Series A Convertible Preferred Stock.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We are authorized to issue 25,000,000 shares of preferred stock, par value $0.0001 per share, of which no such shares are issued and outstanding. Our Board of Directors can choose the rights, privileges, and preferences without further shareholder approval. We have not designated the rights and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Dividend Policy

We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Transfer Agent

We expect the transfer agent for our common stock will be American Stock Transfer & Trust Company, LLC.

48

Sale of Unregistered Securities

On October 28, 2017, we issued 100 shares of our common stock to RealBiz pursuant to Section 4(a)(2) of the Securities Act. We did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Liability and Indemnification of Officers and Directors

Article V of our Articles of Incorporation provides that the personal liability of the directors of the corporation is eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

Article VI of our Articles of Incorporation provides that the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

Our bylaws do not further address indemnification.

The limitation of liability and indemnification provisions in our Articles of Incorporation may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

49

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement, which constitutes a part of the Registration Statement on Form 10, does not contain all of the information set forth in the Registration Statement on Form 10 or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Registration Statement on Form 10 and the exhibits and schedules filed thereto. Statements contained in this information statement regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement on Form 10 are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement on Form 10. Following the distribution, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, Northeast, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. Information contained on any website referenced in this information statement does not and will not constitute a part of this information statement or the Registration Statement on Form 10 of which this information statement is a part.

Information that we file with the SEC after the date of this information statement may supersede the information in this information statement. You may read these reports, proxy statements and other information and obtain copies of such documents and information as described above. You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement. Neither the delivery of this information statement nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth or in our affairs since the date hereof.

50

INDEX TO FINANCIAL STATEMENTS

Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Nestbuilder.Com Corp. (A Business of RealBiz Media Group, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nestbuilder.com Corp. (A Business of Realbiz Media Group, Inc.) as of October 31, 2017 and 2016 and the related statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the two years in the period ended October 31, 2017 and 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended October 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had expenses in excess of revenues of approximately $59,000 and for the year ended of October 31, 2017and a working capital deficit of approximately $355,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions

Certified Public Accountants

We have served as the Company’s auditor since 2017.

Coconut Creek, Florida

March 23, 2018

F-2

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

Balance Sheets

	October 31,
	2017	2016

Assets
Current Assets
Cash	$28,810	$25,933
Accounts receivable, net of allowance for doubtful accounts	9,564	26,474
Prepaid expenses	3,300	3,300
Total current assets	41,674	55,707

Property and equipment, net	-	10,311
Total assets	$41,674	$66,018

Liabilities and Stockholder’s Deficit
Current Liabilities
Accounts payable and accrued expenses	$396,407	$431,742
Deferred revenue		17,250
Loan payable	-	170,000
Total current liabilities	396,407	618,991

Total liabilities	396,407	618,991

Commitments and Contingencies (Note 9)

Stockholder’s Deficit
Common stock, $0.0001 par value; 250,000,000 shares authorized; 100 shares issued and outstanding at October 31, 2017 and 2016, respectively	-	-
Preferred stock, $0.0001 par value 25,000,000 shares authorized; 0 shares issued and outstanding at October 31, 2017 and 2016 respectively	-	-
Additional paid-in-capital	(34,533)	(113,277)
Accumulated deficit	(327,330)	(436,823)
Accumulated other comprehensive income (loss)	7,341	(2,962)
Total stockholders’ deficit	(354,733)	(552,973)

Total liabilities and stockholders’ deficit	$41,674	$66,018

The accompanying notes are an integral part of these financial statements

F-3

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

Statements of Operations

	For the years ended
	October 31,
	2017	2016

Revenues
Real estate media revenue	$386,179	$868,528

Cost of revenues	145,299	207,082

Gross profit	240,880	661,448

Operating expenses
Salaries and benefits	176,042	469,566
Selling and promotions expense	2,901	6,632
Depreciation and amortization expense	10,311	24,436
General and administrative	110,862	174,249
Total operating expenses	300,116	674,883

Operating loss	(59,235)	(13,437)

Other income (expense)
Gain on settlement of notes payable and accrued expenses	170,000	26,448
Foreign currency exchange gain	-	9,450
Other expense	(1,272)	-
Total other income (expense)	168,728	35,898

Net income (loss)	$109,493	$22,461

Weighted average number of shares outstanding	100	100

Basic and diluted net loss per share	$1,094.93	$224.61

Other Comprehensive Income:
Unrealized gain (loss) on foreign currency translation	10,303	(2,962)
Comprehensive income	$119,796	19,499

The accompanying notes are an integral part of these financial statements.

F-4

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

Statement of Changes in Stockholder’s Deficit

For the years ending October 31, 2017 and 2016

			Additional		Accumulated Other	Total
	Common Sock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Par Value	Capital	Deficit	Income (Loss)	Deficit
Balance, October 31, 2015	100	-	(60,626)	(459,284)	$-	($519,911)

Net income				22,461		22,461

Distribution to Parent			(52,651)			(52,651)

Other comprehensive loss					(2,962)	(2,962)

Balance, October 31, 2016	100	-	(113,277)	(436,823)	(2,962)	(552,973)

Net income				109,493		109,493

Contribution from Parent			78,444			78,444

Other comprehensive income					10,303	10,303

Balance, October 31, 2017	100	$-	$(34,533)	$(327,330)	$7,341	$(354,733)

The accompanying notes are an integral part of these financial statements.

F-5

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

Statements of Cash Flows

	For the years ended
	October 31,
	2017	2016
Cash flows from operating activities:
Net income	$109,493	$22,461
Adjustments to reconcile net income to net cash provide by (used in) operating activities:
Gain on settlement of notes payable and accrued expenses	(170,000)	(26,448)
Amortization and depreciation	10,311	24,436
Changes in operating assets and liabilities:
Decrease in accounts receivable	16,910	41,678
Decrease in due from former officer	-	37,500
Decrease in accounts payable and accrued expenses	(25,032)	(14,311)
Decrease in deferred revenue	(17,250)	(9,244)
Net cash provided by (used in) operating activities	(75,568)	73,109

Cash flows from investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Contribution (to) from Parent	78,444	(52,561)
Net cash provided by (used in) financing activities	78,444	(52,561)

Net increase in cash	2,877	20,548

Cash at beginning of period	25,933	5,386

Cash at end of period	$28,810	$25,933

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Organization

Overview of the Separation

We were formed for the purpose of receiving certain assets and liabilities of RealBiz Media Group, Inc. in furtherance of the spin-off described in the Agreement dated December 12, 2016, as amended and restated by the Amended and Restated Agreement dated January 2, 2017, by and among RealBiz Media Group, Inc., Anshu Bhatnagar and Alex Aliksanyan (the “Amended Agreement”), and that certain Memorandum of Understanding dated December 29, 2016 between Mr. Bhatnagar and Mr. Aliksanyan (the “MOU”).

Following our formation, a dispute arose between Mr. Bhatnagar and Mr. Aliksanyan with regard to the Amended Agreement and the MOU. On April 14, 2017, Mr. Aliksanyan filed an Emergency Motion for Temporary Restraining Order in the Circuit Court for Montgomery County, Maryland (case number 431801-V). On April 17, 2017, the Court issued a Temporary Restraining Order preventing Mr. Bhatnagar from taking any action that was not in conformity with the terms of the Amended Agreement and the MOU.

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar for purposes of Section 2.3 only. Pursuant to the Spin-Off Agreement, Nestbuilder and RealBiz agreed, among other things, to use commercially reasonable efforts to effectuate a pro rata distribution of Nestbuilder common stock to RealBiz stockholders. In addition, in furtherance of the separation and distribution described in the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets, including assets and liabilities related to its digital media and marketing services for the real estate industry.

Summary of the Spin-Off

The following is a summary of the material terms of the spin-off and related transactions.

Distributing Company	RealBiz Media Group, Inc., a Delaware corporation. After the distribution, RealBiz will not own any shares of Nestbuilder and will continue to own and operate its other businesses.

Distributed Company

Nestbuilder.com Corp., a Nevada corporation and currently a direct, wholly owned subsidiary of RealBiz. Nestbuilder was incorporated in Nevada on January 10, 2017 for the purpose of holding RealBiz’s digital media and marketing services business following the distribution. After the spin-off, Nestbuilder will be an independent, publicly owned company.

Distributed Securities	All of the shares of Nestbuilder common stock owned by RealBiz, which will be 100% of Nestbuilder common stock issued and outstanding immediately prior to the distribution.

Contribution of Assets

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar for purposes of Section 2.3 only. Pursuant to the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets and liabilities, including all tangible and intangible assets related to its digital media and marketing services for the real estate industry.

The Distribution	On the distribution date, RealBiz will release all shares of our common stock to the distribution agent to distribute to RealBiz stockholders.

Relationship with RealBiz After the Spin-Off	Following the spin-off, Nestbuilder will be a separate company from RealBiz, and RealBiz will not retain any ownership interest in Nestbuilder.

F-7

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS, continued

Cost Allocations

Historically, RealBiz Media Group, Inc. has charged its operating subsidiaries for various corporate costs incurred in the operation of the business based on the specific identification of the expense. Accordingly, no significant additional cost allocations were necessary for the preparation of these financial statements. Actual costs that would have been incurred if NESTBUILDER.COM CORP. had been a standalone company would depend on multiple factors, including organizational structure, capital structure, and strategic decisions made in various areas, including information technology and infrastructure. Transactions between Realbiz Media Group, Inc. and NESTBUILDER.COM CORP., have been included as related party transactions in these financial Statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these transactions is reflected in the audited Statements of Cash Flows as a financing activity and in the audited Balance Sheet as Parent Net Investment.

Nature of Business

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees (video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). We were formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Home Preview Channel /Extraordinary Vacation Homes) division; and (iii) our Real Estate Virtual Tour and Media group (Realbiz 360). The assets of these divisions were used to create a new suite of real estate products and services that create stickiness through the utilization of video, social media, and loyalty programs. At the core of our programs is our proprietary video creation technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video search, storage and marketing capabilities on multiple platform dynamics for web, mobile, and TV. Once a home, personal or community video is created using our proprietary technology, it can be published to social media, email or distributed to multiple real estate websites.

Products and Services:

We currently offer the following products and services:

Enterprise Video Production: We service some of the largest and well known franchisor accounts in the North America Real Estate Market in compiling listings into a Video format and distributing to those franchisor’s websites, brokers and agents and lead generation platforms 24/7. Some of these multiyear contracts produced over 10 million video listings from 2012-2014. These volumes, however, have declined in 2016 and 2017. We currently have the ability to produce over 15,000 videos per day and have exclusive agreements with key players such as NRT systems.

Nestbuilder Agent 2.0 (formerly PowerAgent): Nestbuilder Agent 2.0 is a newly developed comprehensive marketing toolset for the professional real estate agent which utilizes our proprietary video technology to allow any agent to create videos for their listings, edit them with music and an introduction and market the videos through multiple sources.

The Virtual Tour (VT) and Microvideo App (MVA): These programs were developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers. The MVA is a proprietary video widget marketing application designed to deliver video and integrate SEO strategies, traffic generation, e-mail, lead generation with mobile-friendly viewing. This solution gives those franchises and brokers a much needed tool to lower their cost of prospect acquisition.

ReachFactor: Our social media and marketing platform under the “ReachFactor” brand name offers a variety of solutions to agents and brokers such as web design and web hosting.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows accounting standards set by the Financial Accounting Standards Board (“FASB”) in ASC 115, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (“ASC”), as the sole source of authoritative U.S. generally accepted accounting principles.

The abbreviated statements of net assets to be contributed and the abbreviated statements of revenues and direct operating expenses of Nestbuilder.Com Corp. were derived from RealBiz Media Group, Inc.’s historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States (US GAAP”). The abbreviated statements of revenues and direct expenses are not intended to be a complete presentation of the results of operations as if Nestbuilder.Com Corp. had operated as a stand-alone entity during the periods presented and are not necessarily indicative of the results of operations that would have been achieved if Nestbuilder.Com Corp. had operated as a separate, stand-alone entity as of the periods presented, nor are they necessarily indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below.

The abbreviated statements of net assets to be contributed include only the assets of RealBiz Media Group, Inc.’s Nestbuilder.com Corp. Business to be contributed pursuant to the Spin-Off Agreement. Certain assets and liabilities of Realbiz Media Group, Inc. will not be contributed per the terms of the Agreement, and therefore, are not included in the abbreviated statements of net assets to be contributed.

F-8

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of abbreviated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the abbreviated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the bad debt allowance of accounts receivable and deferred tax asset allowance.

Cash and Cash Equivalents

For purposes of net assets contributed presentation, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents during the years ended October 31, 2017 and 2016.

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties change, and circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company has determined the allowance for doubtful accounts to be $173 at October 31, 2017 and 2016.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment are depreciated based upon its estimated useful life after being placed in service. The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $10,311 and $24,436 for the years ended October 31, 2017 and 2016, respectively.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10, “Property, Plant, and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended October 31, 2017 and 2016, the Company did not impair any long-lived assets.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

F-9

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. All of these costs were written off as impairment losses in the fiscal year ended October 31, 2015.

Fair Value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s abbreviated financial statements.

Fair Value of Financial Instruments (continued)

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short- term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exits; (2) delivery has occurred or services have been rendered; (3) the Company’s price to its customer is fixed or determinable and (4) collectability is reasonably assured.

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered. Collection of one-time set up fees and annual services fees give rise to recognized monthly revenue in the current month.

F-10

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of Revenues

Cost of revenues includes costs attributable to services sold and delivered. These costs include engineering costs incurred to maintain our networks.

Advertising Expense

Advertising costs are charged to expense as incurred and are included in selling and promotions expense in the accompanying financial statements. Advertising expense for the years ended October 31, 2017 and 2016 was $0 and $0, respectively.

Share-Based Compensation

The Company computes share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. In March 2005, the SEC issued SAB No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options by using the Black-Scholes option pricing model.

Foreign Currency and Other Comprehensive Income (Loss)

The functional currency of our foreign subsidiaries is typically the applicable local currency. The translation from the respective foreign currencies to United States Dollars (U.S. Dollar) is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in foreign currency income or loss except for the effect of exchange rates on long-term inter-company transactions considered to be a long-term investment, which are accumulated and credited or charged to other comprehensive income (loss).

Transaction gains and losses are recognized in our results of operations based on the difference between the foreign exchange rates on the transaction date and on the reporting date. The Company recognized net foreign exchange loss of $5,013 and a gain of $9,450 for years ended October 31, 2017 and 2016, respectively. The foreign currency exchange gains and losses are included as a component of other (income) expense, net, in the accompanying Statements of Operations.

The exchange rate adopted for the foreign exchange transactions are the rates of exchange as quoted on an internet website. Translation of amount from Canadian dollars into United States dollars was made at the following exchange rates for the respective periods:

●	As of October 31, 2017 - Canadian dollar $1.2886. to US $1.00

●	For the year ended October 31, 2017 - Canadian dollar $1.3088 to US $1.00

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted taxlaws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

F-11

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes, continued

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its October 31, 2016, 2015, 2014, 2013 and 2012 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the years ended October 31, 2017 and 2016.

Earnings Per Share

Basic earnings per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is considered to be equal to basic because the common stock equivalents are anti-dilutive.

Concentrations, Risks and Uncertainties

The Company’s operations are related to the real estate industry and its prospects for success are tied indirectly to interest rates and the general housing and business climates in the United States.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the codification. Additionally, this ASU supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. The guidance’s core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied. The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in this ASU are effective for annual reporting periods (including interim reporting periods within those periods) beginning after January 15, 2017, for public companies. Early adoption is not permitted. The Company is still evaluating the provisions of ASU 2014-09 and its impact on the Company’s financial position, results of operations or cash flows.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements and Property, Plant, and Equipment,” (ASU 2014-08). This ASU changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on our operations and financial results.” For disposals of individually significant components that do not qualify as discontinued operations, the Company must disclose pre-tax earnings of the disposed component. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. The Company does not expect the adoption of this guidance to have a material impact on our financial statements.

F-12

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2014, the FASB issued ASU 2014-15, Disclosures of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, ending after December 15, 2016. The Company has adopted this standard effective for the year ending October 31, 2017. There was no impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The standard amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of fiscal 2020. Early adoption of ASU 2016-02 is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. In September, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842) which amends certain aspects of the new lease standard. The Company is currently evaluating the impact of adopting ASU 2016-02 on the Company’s financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The new standard changes the presentation of restricted cash and cash equivalents on the statement of cash flows. Restricted cash and restricted cash equivalents will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” The amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The amendments in this Update provide a screen to determine when a set is not a business. If the screen is not met, it (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) removes the evaluation of whether a market participant could replace the missing elements. This Update is the final version of Proposed ASU 2015-330 Business Combinations (Topic 805) – Clarifying The Definition of a Business, which has been deleted. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting” to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This Update is the final version of Proposed ASU 2016-360—Compensation—Stock Compensation (Topic 718)—Scope of Modification Accounting, which has been deleted. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying abbreviated financial statements.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred negative cash flows from operations of $75,568 for the year ended October 31, 2017. At October 31, 2017, the Company had a working capital deficit of $354,733, and retained earnings of $131,954. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing, without additional debt or equity financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months and to fund the growth of our business, the Company may consider plans to raise additional funds through the issuance of additional shares of common or preferred stock and or through the issuance of debt instruments. Although the Company intends to obtain additional financing to meet our cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

F-13

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 4: PROPERTY AND EQUIPMENT

At October 31, 2017 and 2016, the Company’s property and equipment are as follows:

	Estimated Life (in years)	October 31, 2017	October 31, 2016

Office equipment	3	$82,719	$82,719
Less: accumulated depreciation		(82,719)	(72,408)

		$-	$10,311

The Company has recorded $10,311 and $24,436 of depreciation expense for the years ended October 31, 2017 and 2016, respectively. There was no property and equipment impairment recorded for the years ended October 31, 2017 and 2016.

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

For the years ended October 31, 2017 and 2016, the Company’s accounts payable and accrued expenses are as follows:

	October 31,
	2017	2016
Trade payables and accruals	$263,964	$281,368
Other liabilities	132,443	150,374
Total accounts payable and accrued expenses	$396,407	$431,742

NOTE 6: DUE FROM/TO AFFILIATES

During the normal course of business, our parent, RealBiz, received and/or made advances for operating expenses and various debt obligation conversions to/from its former parent company, Monaker Group, Inc. (“Monaker”). As a result of these transactions, RealBiz has recorded a receivable of $1,287,517 as of October 31, 2017 and October 31, 2016, respectively. On May 11, 2016, RealBiz filed a lawsuit against Monaker seeking collection of this balance. All recoveries and liabilities associated with Monaker lawsuits have been transferred to Nestbuilder pursuant to the Contibution and Spin-Off Agreement. Due to uncertainty surrounding our ability to collect this amount, management has elected to record an allowance against the full amount of this receivable.

NOTE 7: RELATED PARTY TRANSACTIONS

Contribution and Spin-Off Agreement

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar for purposes of Section 2.3 only. Below is a brief summary of certain terms and conditions of the Spin-Off Agreement:

Transfer of Assets and Assumption of Liabilities. Pursuant to the Spin-Off Agreement, RealBiz contributed to us certain of its assets, including (i) all tangible and intangible assets related to its digital media and marketing services for the real estate industry, and (ii) all right, title and interest in the following lawsuits (collectively, the the “Monaker Lawsuits”): (a) the lawsuit filed by RealBiz against Monaker Group, Inc. (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-61017-FAM); (b) the lawsuit filed by Monaker against RealBiz in October 2016 in the 17th Judicial Circuit for Broward County, Florida (Case No. CACE-16-019818); and, (c) the lawsuit filed by Monaker against RealBiz in November 2016 in the United States District Court for the Southern District of Florida (Case No. 1:16-cv-24978-DLG). In exchange for the contribution of such assets, we issued 100 shares of our common stock, constituting 100% of our issued and outstanding common stock, to RealBiz.

We assumed from RealBiz all liabilities of RealBiz accruing before January 2, 2017, and all liabilities arising out of or relating to the assets contributed to us in accordance with the Spin-off Agreement. We expressly did not assume RealBiz liabilities accruing on or after January 2, 2017, and arising from acts, omissions, or agreements occurring on or after January 2, 2017 and which are not related to the assets or the business contributed to us by RealBiz in accordance with the Spin-off Agreement.

F-14

NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 7: RELATED PARTY TRANSACTIONS (continued)

The Distribution. We and RealBiz agreed to use commercially reasonable efforts to effectuate a pro rata distribution of our common stock to RealBiz stockholders. We further agreed that the record date for determining stockholders entitled to receive shares in connection with the distribution of our common stock will be determined by the Board of Directors of RealBiz as soon as practicable following the effectiveness of our Registration Statement on Form 10. We further agreed that within ten (10) days of receipt by Mr. Bhatnagar or his affiliates of shares of our common stock pursuant to the distribution, Mr. Bhatnagar will sell to us the shares of our common stock he and his affiliates receive, in exchange for a nominal purchase price. We and RealBiz also agreed to cooperate in structuring the Spin-Off to be completed in as tax efficient manner as possible, provided, however, that a tax liability to either party as a result of the Spin-Off will not prevent the completion of the spin-off.

Conditions. The Spin-Off Agreement states that the obligation to consummate the distribution of our common stock to RealBiz stockholders is subject only to our Registration Statement on Form 10, of which this information statement is a part, becoming effective under the Exchange Act.

Expenses. We are responsible for all expenses related to the distribution, and are entitled to engage our own legal, accounting and other advisors and service providers to prepare all documentation related to the distribution. Each of Nestbuilder and RealBiz agreed to be responsible for all costs and expenses related to its respective operations incurred or accruing after the date of the Spin-Off Agreement.

Monaker Lawsuits. Under the Spin-Off Agreement, our president, Alex Aliksanyan, received exclusive control and direction of the Monaker Lawsuits in his capacity as our president. However, we are required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits.

Indemnification. We are required to indemnify RealBiz against all damages, costs and expenses resulting from events occurring at RealBiz prior to January 2, 2017. In addition, the Spin-Off Agreement expressly states that we are required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits.

Representations and Warranties. Pursuant to the Spin-Off Agreement, we and RealBiz make customary representations and warranties such as with respect to our capacity to enter into and the validity and enforceability of the Spin-Off Agreement

NOTE 8: STOCKHOLDER’S DEFICIT

The total number of shares of all classes of stock that the Company shall have the authority to issue is 275,000,000 shares consisting of: 250,000,000 shares of common stock with a $0.0001 par value per shares; and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of October 31, 2017 there were 100 common shares issued and outstanding and no preferred shares issued and outstanding. The 100 common shares were owned by RealBiz Media Group, Inc.

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NESTBUILDER.COM CORP.

(A BUSINESS OF REALBIZ MEDIA GROUP, INC.)

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended October 31, 2017 and 2016

NOTE 9: CONTINGENCIES

On October 27, 2017, a Contribution and Spin-Off Agreement (the “Spin-Off Agreement”) was entered into between Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar for purposes of Section 2.3 only. Pursuant to the Spin-Off Agreement, RealBiz contributed to Nestbuilder certain of its assets, including all right, title and interest in the following lawsuits (collectively, the the “Monaker Lawsuits”): (a) the lawsuit filed by RealBiz against Monaker Group, Inc. (“Monaker”) on May 11, 2016 in the United States District Court for the Southern District of Florida (Case No. 0:16-cv-61017-FAM); (b) the lawsuit filed by Monaker against former directors of RealBiz and related parties in May 2017 in the 17th Judicial Circuit for Broward County, Florida (Case No. CACE-16-019818); and, (c) the lawsuit filed by Monaker against RealBiz in November 2016 in the United States District Court for the Southern District of Florida (Case No. 1:16-cv-24978-DLG). Under the Spin-Off Agreement, Nestbuilder is required to indemnify RealBiz against all damages, costs and expenses resulting from the Monaker Lawsuits. The following is a brief summary of the Monaker Lawsuits:

RealBiz v. Monaker, Case No. 0:16-cv-61017-FAM. This case is set for trial in March 2018. RealBiz has a pending Motion for Summary Judgment to be ruled on by the Court before trial. RealBiz believes it is owed approximately $1.3M from Monaker according to the companies’ prior audited financial statements that showed this debt due to RealBiz from Monaker. Monaker has countersued RealBiz and claims that Monaker’s financial statements were previously materially incorrect and needed to be restated, and that as a result of Monaker’s subsequent review of its financials RealBiz owes Monaker money. We are unable to predict the result of this litigation.

Monaker v. RealBiz, Case No. 1:16-cv-24978-DLG. This case is set for trial in January 2018. The Court denied each party’s Motion for Summary Judgment, but in the process ruled that Monaker needs to prove its mistake claim by clear and convincing evidence. This case stems from RealBiz’s adjustment to its books to reflect Monaker’s prior overissuance of RealBiz shares when RealBiz used the incorrect conversion ratio pursuant to RealBiz’s Amended Certificate of Designation that was filed with the Secretary of State of Delaware in October 2014. Monaker argues that said Amended Certificate of Designation, which was signed by Monaker’s current CEO when he was also the CEO for RealBiz, includes a drafting error and should be ignored by the Court. Monaker seeks the return of the shares that were removed after RealBiz’s adjustment after identifying the conversion ratio error in November 2016, or alternatively, monetary damages to account for Monaker’s share reduction. We are unable to predict the result of this litigation.

NOTE 10: SUBSEQUENT EVENTS

On December 22, 2017, a Settlement Agreement (the “Settlement Agreement”) was entered into by and between Monaker Group, Inc., a Nevada Corporation (“Monaker”), on the one hand, and RealBiz Media Group, Inc., a Delaware Corporation (“RealBiz”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), on the other hand, and further joined by NestBuilder.com Corp., a Nevada Corporation (“NestBuilder”), wherein Monaker agreed, among other things, to dismiss all claims related to the Monaker Lawsuits with prejudice and to provide a general release to RealBiz and Nestbuilder of all claims relating to the same. As part of the settlement, (i) on January 3, 2018, RealBiz reinstated 44,470,101 shares of Series A Convertible Preferred Stock (the “Monaker Reinstated RealBiz Preferred Stock”) and 10,559,890 shares of RealBiz common stock (the “Monaker Reinstated RealBiz Common Stock”) owned by Monaker prior to November 2016, which shares were in dispute in the Monaker Lawsuits; (ii) on December 26, 2017, Monaker paid $100,000 to Nestbuilder; (ii) Monaker retained 2,233,260 shares of the Monaker Reinstated RealBiz Common Stock and transferred 8,326,630 shares of the Monaker Reinstated RealBiz Common Stock to Nestbuilder, of which 1,665,326 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; (iii) on December 26, 2017, Monaker issued 20,000 shares of Monaker common stock to Nestbuilder, of which 7,000 shares were delivered to legal counsel for legal services rendered in connection with the Monaker Lawsuits; and (iv) we agreed to issue 44,470,101 shares of our common stock to Monaker in connection with the distribution based on the shares of RealBiz common stock underlying the Monaker Reinstated RealBiz Preferred Stock, which shares of RealBiz common stock are subject to the distribution ratio of the distribution and would therefore result in the issuance of 148,234 shares of Nestbuilder common stock to Monaker in the distribution.

On January 24, 2018, the board of directors of RealBiz authorized and approved (i) the pro rata distribution of NestBuilder common stock to the stockholders of RealBiz (the “Spin Off Dividend”) with a record date to be the close of business on such date which is the first Friday following the date on which the SEC declares the registration statement on Form 10 filed by NestBuilder and the Information Statement attached thereto effective (the “Record Date”) and no stop order suspending that effectiveness is in effect, and no proceedings for such purpose are pending before or threatened by the SEC; (ii) a distribution date of the Spin-Off Dividend on the third Friday following the Record Date; and (iii) the following distribution ratio with respect to the Spin Off Dividend: Each holder of common stock of RealBiz will receive one share of Nestbuilder common stock for every 300 shares of common stock of RealBiz held on the Record Date.

On January 29, 2018, Nestbuilder, RealBiz, Mr. Aliksanyan, and Mr. Bhatnagar entered into that certain First Amendment to Contribution and Spin-Off Agreement dated as of January 29, 2018 (the “First Amendment”), whereby the Spin-Off Agreement was amended so that Mr. Bhatnagar is required to sell shares he and his affiliates receive in the distribution of Nestbuilder common stock to RealBiz stockholders only upon delivery of written notice by Nestbuilder to Mr. Bhatnagar requesting such sale back to Nestbuilder, which notice cannot be given less than 60 days after the distribution.

On March 13, 2018, the board of directors of RealBiz authorized and approved a new distribution date of the Spin-Off Dividend on the third Friday following the completion of the Securities and Exchange Commission’s review of the registration statement on Form 10 filed by NestBuilder and the Information Statement attached thereto.

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